Exhibit 10.41

PRE-WORKS AGREEMENT
for Port Augusta Project

24 April 2023

Between

Vast Solar Pty Ltd, having its place of business at [***] (“Purchaser”) -

and

Doosan Skoda Power s.r.o., a company duly organized and existing under the laws of Czech Republic, with its registered office at [***], (“Supplier”) -

Hereinafter individually referred to as “Party” or collectively as “Parties”.

The Parties are in negotiation for the purpose of executing a contract supplying one set of steam turbine, generator, ACC and BOP (detailed scope of works is defined in Annex 1 to this Pre-works Agreement) for the Port Augusta project (“Project”) located in South Australia, Australia. (“Supply Contract”) This Pre-works Agreement serves as a limited notice to proceed with the engineering activities (“Works”). The Parties hereby agree to commence with the performance of Works subject to the following conditions;

1.	Unless otherwise specifically agreed upon in writing between the Parties, this Pre-works Agreement shall come into full force and effect on 24 April 2023 (“Effective Date”) and expire on the earlier of:

a)	31 December 2023; or

b)	upon the execution of the Supply Contract.

2.	The scope of Works under this Pre-works Agreement is specified in the Annex 2 to this Pre-works Agreement. The Supplier cannot subcontract any part of the Works or engage subvendors as contemplate in paragraph 21 below without the prior written consent of the Purchaser, which shall not be unreasonably withheld.

3.	If the Supply Contract has been executed by the Parties, the Works under this Pre-works Agreement will form part of the ‘Services’ under the Supply Contract and the terms of the Supply Contract (including any warranties and indemnities provided by the Supplier in respect of the ‘Services’) will apply to the Works from the Effective Date under this Pre-works Agreement.

4.	Where the Supply Contract has not yet been executed, the Supplier warrants to the Purchaser and agrees that:

a)	in delivering the Works, the Supplier will exercise the skill, care and diligence expected of a skilled and competent professional practising in the particular fields relevant to the Works;

b)	shall comply with all laws, regulations, rules and other requirements relating to the Works;

c)	the Works will be suitable, appropriate and adequate for the purpose of the Supply Contract as contemplated by the detailed scope of works in Annex 1 to this Pre-works Agreement; and

d)	the Works do not infringe any Intellectual Property Rights (as that term is defined in paragraph 9 below).

5.	The price for Works under this Pre-works Agreement is Three Hundred and fifty Thousand EURO only (EUR 350,000.00), excl. VAT and shall be paid by the Purchaser as described in Annex 3 to this Pre-works Agreement. The payment shall be due within thirty (30) days after delivery of the respective documents and receipt of a Supplier’s invoice. If the Supply Contract has been executed by the Parties, all payments made by the Purchaser under this Pre-works Agreement are in part payment of the ‘Contract Price’ under the Supply Contract, are made on account and will be deducted from the ‘Contract Price’ under the Supply Contract.

For the avoidance of doubt, the payment for the Works under this Pre-works Agreement is payable and remain unaffected even if the Supply Contract is not concluded between the Parties.

6.	It is understood by both Parties, that in order to secure the smooth process of executing of the Supply Contract (particularly pre-ordering of the raw material and selected parts from Supplier’s sub-suppliers), the time-schedule for the Supply Contract needs to be agreed by the Parties until December 16th, 2023 at the latest.

7.	The documentation as well as all correspondence, communications, documents, etc. exchanged between the Parties under this Pre-works Agreement shall be in the English language.

8.	Without prejudice to any payment obligations under this Pre-works Agreement, in no event shall Parties be liable for loss of production, loss of use, loss of profit, loss of data and information, financing expenses or any indirect or consequential damage in connection with or resulting from this Pre-works Agreement, except in any case of fraud, gross negligence or willful misconduct. Neither Party shall be liable to the other, for any failure to negotiations or execute the Supply Contract.

9.	The substantive law governing this Pre-works Agreement shall be that of South Australia. The application of the UN Convention on Contracts for the International Sale of Goods (CISG) shall be excluded. Any disputes that may arise in connection with this Pre-works Agreement or its validity shall exclusively and finally be settled under the arbitration rules of the International Chamber of Commerce, Paris (“Rules”), by three arbitrators appointed in accordance with Rules. Seat of arbitration shall be Singapore. The procedural law of this place shall apply where the Rules are silent. The language to be used in the arbitration procedure shall be English.

10.	The Parties agree that the Supplier retains the Intellectual Property Rights created outside and for the purpose and under the terms of this Pre-works Agreement and used in performing the Works. The Supplier grants to the Purchaser a royalty-free non-exclusive irrevocable licence to use such Intellectual Property Rights for any purpose for which the Works are provided. ‘Intellectual Property Rights’ mean any statutory and other proprietary right in respect of inventions, innovations, patents, utility models, designs, circuit layouts, mask rights, copyright (including future copyright), confidential information, trade secrets, know-how, trademarks and any other right in respect of intellectual property, including moral rights.

11.	The Supplier indemnifies the Purchaser against any claims against, or loss suffered or incurred by the Purchaser arising out of, or in any way in connection with, any breach by the Contractor of its warranty under paragraph 4(d).

12.	Before commencing the Works, and as a precondition to any entitlement to be paid any amount under paragraph 5, the Supplier shall effect and maintain professional indemnity insurance with levels of cover not less than EUR 5,000,000. The insurance should be maintained for a period of 3 years following the expiry or termination of this Pre-works Agreement in accordance with paragraphs 1 or 21 as applicable.

13.	Both Parties shall treat the details of this Pre-works Agreement as private and confidential, and shall not disclose the same to any third party except to the extent necessary to carry out obligations under this Pre-works Agreement, or to carry out interconnection works, operations and maintenance, to secure any financing, to comply with applicable laws, or as required in connection with any legal action.

14.	The obligation not to disclose information to third Parties shall not apply to:

a)	disclosures to the lender(s) or to any financial, insurance, technical, legal, or other professional advisers of the disclosing Party or of the lender(s); provided that, in each case the person to whom the disclosure is made is bound by the same obligations of confidentiality; or

b)	disclosures required to be made to any regulator or other competent government agency or body.

15.	The Supplier shall disclose to the Purchaser any information which the Purchaser may reasonably require access to in order to verify the Supplier’s compliance with this Pre-works Agreement.

16.	This obligation not to disclose information to third Parties shall survive seven years after the expiry or termination of this Pre-works Agreement in accordance with paragraphs 1 or 20 as applicable.

17.	This Pre-works Agreement represents the entire understanding of the Parties with respect to the subject matter contained herein and supersedes all prior discussions, understandings and agreements between the Parties with respect hereto. Additions and amendments to this Pre-works Agreement shall only be valid if made in writing and signed by both Parties.

18.	Neither Party shall assign or transfer its rights nor obligations under this Agreement or any part thereof to a third party without first having obtained the written consent of the other Party.

19.	The Supplier shall deliver the Works with due expedition and without delay, in accordance with the timeline set out in Annex 2 to this Pre-works Agreement. The Supplier shall endeavor to shorten the timeline for fulfillment of the Works. Furthermore, the Parties agree that in case of any changes/updates to the documents attached as Annex 2 to this Pre-works Agreement after the Effective Date, the Supplier shall be entitled to an extension of time and additional costs as agreed by both Parties in advance to the commencement of any changes to the Works.

20.	Subject to clause 18, the Supplier will comply with all reasonable directions of the Purchaser in relation to the delivery of the Works.

21.	The Purchaser may terminate this Pre-works Agreement by written notice to the Supplier, in which instance the Supplier shall be entitled to a portion of the price specified in paragraph 5 to the value of the Works performed (incl. work in progress) and any amount due to any third party in respect of which the Supplier has (prior to the receipt by him of the Purchaser’s notice of termination of this Pre-works Agreement) properly and irrevocably entered into a commitment relating directly to the Works where such commitment has been previously approved by the Purchaser and must repay the balance of any amount received from the Purchaser under this Pre-works Agreement. In determining the value of the Works performed, the Supplier must provide to the Purchaser all relevant documentation, including, without limitation, time sheets and copies of the engineering documents reflecting the value claimed.

22.	Nothing in this Pre-works Agreement and no action taken by the parties under this Pre-works Agreement shall constitute a partnership, association joint venture or other co-operative entity between the parties or constitute any party the partner, agent or legal representative of another.

23.	The Parties agree to use their respective best endeavours to negotiate and agree the Supply Contract by no later than 31 December 2023.

Annexes:

Annex 1. Scope of works for the Project

Annex 2. Specification of the Works (pre-engineering works)

Annex 3. Payment schedule

Vast Solar Pty Ltd /s/ Craig Wood Name: Craig Wood, CEO Date & Place: 4 May 2023 Sydney, Australia	Doosan Skoda Power s.r.o. /s/Daniel Prochazka Name: Daniel Prochazka Date & Place: 9 May 2023 Pilsen, Czech Republic

Pre-Works Agreement Annex 1 – Scope of Works for the Project Port Augusta N051932

Annex 1 - Scope of Works for the Project

NOTE: This specification is in draft form and is intended at this stage to provide a baseline for the Pre-engineering work to start. The intent is that during the Pre-engineering work, this specification document will be jointly developed and agreed in readiness for execution of a supply contract.

Pre-Works Agreement Annex 1 – Scope of Works for the Project Port Augusta N051932

DOCUMENT TYPE TECHNICAL SPECIFICATION						DOCUMENT No. VS1-20-Y-G-IO-VE-003
OWNER/CLIENT
ISSUER						CONTRACTOR
PROJECT Vast Solar 1 - Port Augusta
DOCUMENT TITLE Power Island Technical Specification
APPROVALS
		Name/Title/Company			Signature				Date
Prepared		G. Arnott
Engineering Manager
Vast Solar
Checked

Approved

DOCUMENT CONTROL
Project	Zone	Function	Discipline	Doc. Type	Company	Serial No.	Current Rev.	Status	Date
VS1	20	Y	G	IO	VE	003	B	DRAFT	27-APR-2023

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Technical Specification – Power Island

Revision History

Revision	Date	Description
A	28-SEP-2022	Draft for review with DSP. DSP review 31-Mar-23.
B	20-APR-2023	Draft release on commencement of pre-engineering. With comments included.
C
D
E
F

© Document copyright of Vast Solar Pty Ltd.

This document is submitted on the basis that it remains commercial-in-confidence. The contents of this document are and remain the intellectual property of Vast Solar Pty Ltd (Vast Solar) and are not to be provided or disclosed to third parties without the prior written consent of Vast Solar. No use of the contents, concepts, designs, drawings, specifications, plans, etc. included in this document is permitted unless and until they are the subject of a written contract between Vast Solar and the addressee of this document. Vast Solar accepts no liability of any kind for any unauthorised use of the contents of this document and Vast Solar reserves the right to seek compensation for any such unauthorised use.

Technical Specification – Power Island

Contents

1.	General			1
	1.1	Project Overview		1
	1.2	Site Location		1
	1.3	Specification Purpose		1
	1.4	Exceptions and Deviations		2
	1.5	Reference Documentation		2

2.	Scope of Work			3
	2.1	Scope of Mechanical Equipment		3
		2.1.1	Steam Turbine	3
		2.1.2	Gearbox, Coupling and Clutch	3
		2.1.3	Gland Steam System	3
		2.1.4	Drain System	3
		2.1.5	Hydraulic Control System	3
		2.1.6	Lubricating Oil System	4
		2.1.7	Air Cooled Condenser (ACC)	4
		2.1.8	Condensate System	4
		2.1.9	Feedwater System	4
		2.1.10	Auxiliary Steam System	5
		2.1.11	Turbine Bypass Stations	5
		2.1.12	Structural Steel and Bolting	5
		2.1.13	Piping, Valves and Insulation	5
		2.1.14	Turbine Enclosure	5
	2.2	Scope of Electrical Equipment		5
		2.2.1	Generator	5
		2.2.2	LV System	6
		2.2.3	DC System	6
		2.2.4	Lighting and Small Power	6
		2.3	Scope of Instrumentation and Control Equipment	6
		2.3.1	Turbine and Generator Control System	6
		2.3.2	Instrumentation	6
	2.4	Spare Parts and Tools Scope		6
		2.4.1	Special Tools	6
		2.4.2	Spare Parts	7
	2.5	Engineering and Deliverables Scope		7
		2.5.1	Integration Engineering	7
		2.5.2	Grid Connection Data	7
		2.5.3	Engineering Deliverables	7
	2.6	Technical Advisory Services Scope		7
	2.7	Miscellaneous Scope		7
	2.8	Exclusions		7
	2.9	Battery Limits / Terminal Points		8
	2.10	Free Issue Material / By Others		9
	2.11	Pricing		9
		2.11.1	Base Price	9
		2.11.2	Optional Price	10
	2.12	Approved Vendors		10

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Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

3.	Applicable Codes, Standards and Specifications		11
	3.1	General	11
	3.2	Specific Standards	11
	3.3	Project Specifications	11
	3.4	Language and Units	12

4.	Specific Technical Requirements		13
	4.1	Design Basis and Functional Requirements	13
	4.2	Design Parameters	13
	4.3	Generator Performance Standards	14
	4.4	Heat and Mass Balance Diagrams	14
	4.5	Pre-assembled Modules (PAMs)	15
	4.6	Creep and Thermal Fatigue	16
	4.7	Maintenance Requirements	16
	4.8	Steam Turbine	16
	4.9	Generator	17
	4.10	Gearbox and Clutch	17
	4.11	Lubrication and Hydraulic Oil Systems	17
	4.12	Hydraulic Oil System	18
	4.13	Turbine Barring	18
	4.14	Turbine Gland Sealing System	18
	4.15	Turbine Steam Extraction	18
	4.16	Turbine Bypass System	18
	4.17	Drainage System	19
	4.18	Air Cooled Condenser (ACC)	19
	4.19	Turbine Exhaust and Outlet Duct	20
	4.20	Air Extraction System	20
	4.21	Condensate Tank	20
	4.22	Condensate Pumps	21
	4.23	Deaerator/Feedwater Tank	21
	4.24	Feedwater Pumps	21
	4.25	Feedwater Heaters	22
	4.26	Auxiliary Steam	22
	4.27	Turbine Control and Protection System	23
	4.28	Generator Control and Protection System	24
	4.29	Vibration Monitoring System	25
	4.30	Noise and Weather Hood	25

5.	General Technical Requirements		26
	5.1	Piping	26
	5.2	Insulation	26
	5.3	Valves	26
	5.4	Mechanical	26
	5.5	Electrical	26
	5.6	Instrumentation	26
	5.7	Control	27
	5.8	Structural	27
	5.9	Corrosion and Surface Protection	27

6.	Guarantees and Warranty		29
	6.1	Performance and Acceptance Testing	29
	6.2	Guarantee Performance	30
	6.3	Defects Liability Period	30
	6.4	Local Presence	30

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Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

7.	Engineering Design		31
	7.1	Grid Connection Modelling	31
	7.2	Integration Engineering	31
	7.3	Detail Design and Review	32
	7.4	HAZOP	32
	7.5	Pre-Construction Workshop	32

8.	Technical Advisory Services		33

9.	Quality Assurance, Testing and Inspection		34

	9.1	Quality Assurance System	34
	9.2	Quality Control	34
	9.3	Inspection and Test Plans (ITP)	35
	9.4	Factory Acceptance Testing	35
	9.5	Final Inspection	35
	9.6	Notice of Inspections	36
	9.7	Release Certificate	36

10.	Supplier Document Deliverables		37
	10.1	General	37
	10.2	Operating and Maintenance Manuals	37
	10.3	Manufacturer’s Data Report (MDR)	38

11.	Scheduling and Reporting		39
	11.1	Delivery Date	39
	11.2	Project Schedule	39
	11.3	Reporting	39

12.	Packing, Protection and Transportation		40
	12.1	Packing	40
	12.2	Shipping and Transportation	40
	12.3	Site Storage and Handling	40

13.	Labelling and Identification		41

14.	Spare Parts, Special Tools and Consumables		42

Tables

No table of figures entries found.

Figures

No table of figures entries found.

Appendices

Appendix A	Reference Drawings and Documents

Appendix B	Performance Guarantee Cases and Data

Appendix C	Supplier Document Deliverables

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Technical Specification – Power Island

Abbreviations

Definitions

the Owner	the company developing and executing the Project, which includes Vast Solar
the Purchaser	either the Owner or other company assigned by the Owner to procure the Works and being the author of this specification
the Supplier	the company engaged by the Purchaser for the provision of the Works
Works	the equipment and services supplied by the Supplier and being the subject of this specification
the Contract	legal agreement between the Purchaser and the Supplier for the provision of the Works
the Project	refers to the entirety of the Owner’s project of which the Works forms a part

Tender	submission of pricing and technical information by the Supplier in response to a formal request by the Purchaser prior to award of a contract for the Works

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Technical Specification – Power Island

1.	General

1.1	Project Overview

The Vast Solar 1 (VS1) plant will be a reference plant for Vast Solar in both terms of technology deployment as well as project development and execution.

The plant will dispatch electricity into the National Electricity Market (NEM). The intent is that plant will operate as a “peaker” with dispatch during a defined operating window, coinciding with high NEM demand and electricity price. The plant comprises the following main areas:

1.	Site preparation and infrastructure including stormwater, roads, fencing and water supply

2.	Switchyard and substation for grid connection

3.	Solar field with heliostat arrays, towers, receivers and heat transfer fluid piping network

4.	Thermal storage system with molten salt tanks, heat exchangers and pumps

5.	Power block including steam generator, steam turbine and all associated balance of plant

The project will deploy Vast Solar’s unique modular CSP system. The CSP plant will use a single steam turbine and generator (STG) of nominally 30 MWe generating capacity operating as a reheat cycle with an air-cooled condenser (ACC). The STG will be supplied by a steam generator system (SGS) using molten salt as the heat source. Molten salt will be fed from and stored in the thermal energy storage (TES) system. The thermal energy in the TES system will be supplied by Vast Solar’s modular solar field consisting of eight solar arrays. Sodium will be used as the heat transfer fluid (HTF) to transfer the energy from the solar field to the TES.

The VS1 project is a crucial stage in the commercialisation of Vast Solar’s CSP technology. The project will make use of Vast Solar’s unique solar field and solar receiver as part of the development pathway for these designs. The project will be used to gather key data on the build process, timing, costs and performance to contribute to the improvement of Vast Solar’s CSP product.

1.2	Site Location

The VS1 project is located approximately 25 km to the north west of Port Augusta in South Australia. Main access from Port Augusta is via the Stuart Highway.

The site is part of a larger development site where there is potential for other energy projects to be located, including a battery energy storage facility. There may be some shared infrastructure.

1.3	Specification Purpose

The purpose of this specification is to outline the requirements and a scope of work for the design, supply, pre-assembly, commissioning supervision and performance testing of the Power Island for the VS1 project.

The Power Island is defined as all functional groups that extract and convert the thermal energy in the superheated steam to electrical energy via the steam turbine and generator. This includes:

•	Steam turbine

•	Steam turbine auxiliaries (lubrication, hydraulics, gland steam)

•	Generator

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Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

•	Generator auxiliaries

•	Turbine control system

•	Air cooled condenser (ACC)

•	Condensate system (condensate pumps, condensate tank and low pressure pre-heaters)

•	Feedwater system (deaerator, feedwater pumps and high pressure pre-heaters)

•	Steam turbine bypass system

•	Turbine drains system

This specification is intended to outline the functional and minimum technical requirements for the equipment. The Supplier shall design and supply equipment using its expertise and know-how to meet the specified requirements. It is the responsibility of the Supplier to ensure all design, materials selection and functionality are in compliance with the latest applicable design standards, regulations and industry best practice. Latest applicable is to mean at the date of contract award.

Where scope of supply is defined, it is not intended that this be limiting. The Supplier shall include all equipment and services within the battery limits, whether explicitly mentioned or otherwise, necessary to provide a complete system capable of operating in a safe and reliable manner over the range of operating conditions and modes specified for the design life of the plant.

Notwithstanding the above, the Supplier may propose modifications to these specifications, which imply improvements in the design. These modifications shall be duly justified and their acceptance shall depend solely on the decision of the Purchaser.

1.4	Exceptions and Deviations

The Supplier shall clearly state if the goods and services offered are completely in accordance with this specification. In the case where exceptions or deviations are proposed, the Supplier shall include a complete list of exceptions or deviations with the tender. A justification or explanation shall be included with each item. Any exception or deviation must be approved by the Purchaser before proceeding. Any additional costs which may arise as a consequence of any exceptions or deviations that have not been indicated and approved shall be paid by the Supplier.

1.5	Reference Documentation

Reference documentation included in this specification as either an attachment or called up by name or number, shall form part of the specification requirements.

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Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

2.	Scope of Work

2.1	Scope of Mechanical Equipment

The Works includes, but is not limited to, the design, supply, manufacture, surface treatment, inspection, testing, tagging and packaging of:

2.1.1	Steam Turbine

One double casing condensing reheat steam turbine for outdoor application consisting of:

•	Outer casing, inner casing-and exhaust hood

•	Rotor, rotor bearings, bearing pedestals, seals and glands

•	HP and IP steam admission emergency stop and control valves including strainers

•	Steam extraction ports and valves (non-return and actuated as required)

•	Exhaust hood cooling spray system

•	Electric motor driven turning gear with the facility for manual turning

2.1.2	Gearbox, Coupling and Clutch

•	Gearbox connecting steam turbine and generator

•	Couplings, bolts and guards between

•	Clutch allowing disconnection of steam turbine and generator

2.1.3	Gland Steam System

•	Gland vent steam condenser

•	Gland vent steam condenser vent fans

•	Gland steam attemperation

2.1.4	Drain System

•	Turbine warmup and condensate drainage piping and valves

•	Atmospheric flash tank

•	Vacuum flash tank

•	Drain pumps for flash tanks

•	Drain traps and actuated valves

2.1.5	Hydraulic Control System

Complete hydraulic control system comprising:-

•	Hydraulic control and stop valve actuators

•	Hydraulic power unit complete with pumps, filters, accumulator, oil cooler and controls

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Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

•	Integral piping

2.1.6	Lubricating Oil System

Complete lubricating oil system including:

•	Oil tank/reservoir

•	Oil tank/reservoir vapour extraction fans

•	Oil coolers

•	Oil filters

•	Oil purification unit

•	Oil preheating unit

•	Lubrication oil pumps (main, auxiliary, emergency)

•	Jacking oil pumps (main, emergency)

•	Piping and valves

2.1.7	Air Cooled Condenser (ACC)

•	Turbine outlet duct with condensate collection leg

•	Turbine outlet duct condensate leg drain pumps

•	Turbine outlet duct expansion joint

•	Turbine outlet duct rupture disks

•	Turbine outlet duct steam/condensate dump tubas and water spray curtain

•	Vacuum breaker valves with water seal

•	Air cooled condenser balance line

•	Hogging and holding liquid ring vacuum pumps

•	High pressure water wash system

2.1.8	Condensate System

•	Condensate tank

•	Condensate pumps

•	LP heaters

•	SGS blowdown recovery heat exchanger

2.1.9	Feedwater System

•	Deaerator

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Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

•	Boiler feedwater pumps

•	HP heaters

•	Start-up and low load pre-heater

2.1.10	Auxiliary Steam System

•	Steam conditioning (pressure let-down and desuperheating)

•	Electric superheating

2.1.11	Turbine Bypass Stations

•	HP bypass station to CRH

•	IP/LP bypass to ACC duct

•	Steam conditioning (pressure let-down and desuperheating)

2.1.12	Structural Steel and Bolting

•	Pre-assembled modules for all equipment within the Works

•	Access platforms, walkways and stairs

•	Trim steel for support of all pipes and instruments.

•	Foundation bolts and levelling shims for all equipment within the Works

•	Bolts for connection of PAMs as required

2.1.13	Piping, Valves and Insulation

•	All piping and valves within the terminal points outlined in Section 2.9

•	All pipe supports for piping included in the Works

•	All insulation and cladding for piping and equipment included in the Works

•	Turbine insulation blankets

2.1.14	Turbine Enclosure

•	Turbine weather-proof outdoor cover

2.2	Scope of Electrical Equipment

2.2.1	Generator

Three phase synchronous generator including:

•	Complete brushless excitation system with AVR (Automatic Voltage Regulator) and PSS (Power System Stabilizer)

•	Permanent magnet generator (PMG) for excitation

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Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

•	Generator neutral earthing transformer and accessories

•	Generator terminal enclosure

2.2.2	LV System

•	LV MCC/switchboard(s) for supply of all core turbine and generator equipment included in the Works

•	Cables, cable support and distribution panels for pre-wiring of all PAMs as required

2.2.3	DC System

•	Batteries and rectifiers

•	DC switchboard for all consumers included in the Works

•	Cables, cable support and distribution panels for pre-wiring of all PAMs as required

2.2.4	Lighting and Small Power

•	Normal and emergency lighting for all areas within the Works

2.3	Scope of Instrumentation and Control Equipment

2.3.1	Turbine and Generator Control System

•	Turbine control and protection system (panel)

•	Generator protection system (panel)

•	Generator measuring and synchronization (panel)

•	Generator excitation control system (panel)

•	Vibration monitoring system for both turbine and generator

•	Windings and bearing temperature monitoring

•	Instrument transformers (current and voltage) as required for generator control and protection

•	Operator work station(s) for direct access to turbine and generator controllers

2.3.2	Instrumentation

•	Field instrumentation for control and monitoring of all equipment included in the Works

•	Instrumentation and control junction boxes for pre-wiring, termination and marshalling of all cabling within PAMs

•	Cables for connection of all instrumentation and control devices to junction boxes within PAMs

2.4	Spare Parts and Tools Scope

2.4.1	Special Tools

•	Supporting yokes for journal bearing inspection

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Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

•	Guiding rod for casing

•	Lifting beam for maintenance (rotor and casing lift)

•	Stand for turbine rotor for maintenance

•	Tool for generator rotor withdrawal and insertion

•	Template for foundation bolt casting (for PAM columns)

2.4.2	Spare Parts

•	Commissioning spares

2.5	Engineering and Deliverables Scope

2.5.1	Integration Engineering

•	Integration of fire protection design and equipment (by Others)

•	Coordination with control system supplier (DCS hardware by Others)

•	Piping interface coordination considering loads, accessibility and constructability

•	Foundation interface coordination

•	Electrical interface coordination (isolated phase bus duct, generator circuit breaker)

2.5.2	Grid Connection Data

•	Data and models for grid connection modelling

2.5.3	Engineering Deliverables

•	Per Appendix C.

2.6	Technical Advisory Services Scope

Technical advisory services during site erection of all equipment included in the Works

•	Technical advisory services during commissioning and initial plant operation

•	Performance guarantee testing attendance

•	On site operator training

2.7	Miscellaneous Scope

•	Packing and preparation for transport/shipping

•	Corrosion protection and painting of all equipment included in the Works

2.8	Exclusions

The following items are specifically excluded from the Works:

•	Shipping, transportation and import duties/taxes (see option price)

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Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

•	Site installation and connection works (apart from technical advisory services)

•

•	Commissioning (apart from technical advisory services)

•	Site chemical clean and air/steam blowing

•	Isolated phase bus (IPB) duct from the generator line side terminals to connected equipment

•	Generator circuit breaker (GCB)

•	Flowmeters for feedwater and steam

2.9	Battery Limits / Terminal Points

The following equipment supply terminal points are applicable.

A terminal point schedule shall be submitted by the Supplier with the Tender and further developed by the Supplier after Contract award and submitted for review by the Purchaser. The schedule shall detail the type, size, design conditions and location of each connection/terminal point.

The number of interface points shall be minimised. Equipment should not be supplied loose for install into piping by others unless unavoidable and by agreement with the Purchaser. The Supplier shall run piping to a point such that the potentially loose equipment is fixed into piping.

ID	System	Terminal Point	Notes
TP01	Main steam	Main steam line connection	Upstream of HP bypass and any other connections used for start-up and warming.
TP02	Cold reheat steam	Cold reheat line connection	Downstream of protection valves and any other connections used for start-up, warming, or supplying consumers.
TP03	Hot reheat steam	Hot reheat line connection	Upstream of LP bypass and any other connections used for start-up and warming.
TP04	Feedwater	Outlet of final HP heater	Downstream of last stage heater and any heater bypass connections.
TP05	Demin. makeup water	Inlet of condensate tank	Common point for fill and makeup.
TP06	Auxiliary steam	Inlet connection to auxiliary steam header	Upstream of any required steam conditioning station or equipment.
TP07	Atmospheric flash tank condensate	Outlet of atmospheric tan k pumps
TP08	SGS blowdown recovery	Inlet connection on deaerator

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Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

TP09a	Cooling water supply	Common supply connection	All consumers within the Works to be connected to a common supply header.
TP09b	Cooling water return	Common return connection	All consumers within the Works to be connected to a common return header.
TP10	Compressed air	Common supply point	All consumers within the Works to be connected to a common supply terminal point.
TP11	Sampling	Individual sample points	At sample location after root isolation valves.
TP12	Dosing	Individual dosing points	At dosing point before root solation valves.
TP13	HV electrical	Generator terminals in generator terminal enclosure	For IPB connection
TP14	LV electrical supply	Incoming terminals in MCC included in the Works	Normal and emergency supply provided as required.
TP15	LV electrical consumers	Terminals on drives/devices or incoming terminals on pre-wired junction/terminal boxes	As far as possible small drives/devices shall be pre-wired to terminal/junction boxes on PAMs.
TP16	Instrumentation	Terminals in junction boxes and panels	All field instrumentation to be pre-wired to junction boxes on PAMs.
TP17	Small power and lighting	Incoming terminals in distribution boards	All small power and lighting shall be pre-wired to distribution boards on PAMs.
TP18	Foundation	Underside of equipment baseplates	Hold-down bolts and shims included in the Works.

2.10	Free Issue Material / By Others

Nil.

2.11	Pricing

2.11.1	Base Price

The Tender price shall be provided as a total lump sum price, broken down in into major components of supply and shall be firm and fixed, not subject to escalation or exchange rate variation. Refer to Tender documentation for further details.

For the avoidance of doubt, the following shall be included in the base price:

•	Special tools for erection and maintenance

•	Commissioning spare parts

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Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

•	Engineering data and models for grid connection

•	24 month warranty

•	Technical advisory services

2.11.2	Optional Price

The following are to be priced as options:

•	Consumable spares for 24 month’s operation

•	Recommended strategic spares

•	Shipping and transportation (shipping shall be priced based on DPP (Incoterms 2020), VS1 Project Site, South Australia)

2.12	Approved Vendors

The project has established an approved suppliers list for various components and equipment. The Supplier shall only supply components and equipment as part of the Works from suppliers included on this list unless a deviation is requested at the time of Tender and approved by the Purchaser.

Refer to Appendix XXXX.

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Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

3.	Applicable Codes, Standards and Specifications

3.1	General

All applicable Australian federal or South Australia state laws and statutory requirements shall be applied to the design including:

•	Building Code of Australia

•	South Australia Work Health and Safety Act, Regulation and Codes of Practice

•	South Australia Electricity Act, Regulation and Codes of Practice

•	South Australia Planning, Development and Infrastructure Act and Regulation

Where an Australian Standard (AS) is mandatory by law, then this standard shall be used in the design. The latest edition in force shall be applied.

In instances where not mandatory, Australian Standards should be used in preference to standards from other organisations; however it is recognised that international standards may be more appropriate, or deemed industry or manufacturer standard, for the equipment being supplied. The Supplier shall advise all standards proposed for use prior to commencement of work.

In the case of discrepancies between codes, standards or this specification, generally the most demanding requirements shall be applied. The Purchaser shall be informed of any discrepancies for resolution.

3.2	Specific Standards

•	Steam turbine and auxiliaries shall comply with IEC 60045-1.

•	Air cooled condenser shall comply with HEI Standards for Air Cooled Condensers.

•	Heat exchangers and vessels shall be designed to ASME B&PV Code Section VIII.

•	Steam and water piping shall be designed to ASME B31.1.

•	Structural steel shall be designed to AS 4100.

•	Electrical wiring shall comply with AS 3000.

Refer to sections within this document for specific standards to be applied to aspects of the Works.

3.3	Project Specifications

The Works shall comply with the requirements of the following project specifications.

Document No.	Document Title
VS1-00-Y-G-ID-VE-001	Overall Plant Design Basis
TBA	Instrumentation and Control Design Criteria
TBA	Civil and Structural Design Criteria
TBA	Mechanical and Piping Design Criteria
TBA	Electrical Design Criteria
TBA	Building and Architectural Design Criteria

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Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

3.4	Language and Units

The English language is to be used for all written material associated with the Project.

All correspondence, documents, drawings, manuals, data, nameplates, rating plates, warnings, instructions, indicators and operator interfaces shall be in the English language and SI units.

To avoid confusion with different date conventions, dates on all documentation shall be written such that the month is identified by letters. For example, 01-MAR-21 and not 01/03/21 (Australian convention) or 03/01/21 (US convention).

The International System of Units (SI) shall be the basic system of measures used on the Project. The following units shall be specifically used in preference to other units.

Measure	Unit	Symbol
Temperature	degrees Celsius	C
Pressure	bar gauge bar absolute	bar(g) bar(a)
Mass flow	kilograms per second tonnes per hour	kg/s t/hr
Volume flowAA	litres per minute cubic meters per hour	L/min m3/hr
Level**	millimetres percentage	mm %
Heat and Power	kilowatt or megawatt (thermal) kilowatt or megawatt (mechanical) kilowatt or megawatt (electrical)	kWt or MWt ++ kW or MW kWe or MWe ++
Energy	kilojoule kilowatt hour or megawatt hour (thermal) kilowatt hour or megawatt hour (electrical)	kJ kWht or MWht ++ kWhe or MWhe ++

^^ Where volumes or volumetric rates of compressible substances are quoted, the basis shall be clearly defined. Preferably standard conditions of 1.013 bar(a) and 20 C shall be used.

** Process level measurement, not survey levels.

++ t and e are only required when context requires clarity.

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Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

4.	Specific Technical Requirements

4.1	Design Basis and Functional Requirements

The Supplier shall design the equipment to achieve the following overall design requirements. Refer to Section 6 for power island specific guarantees.

•	Automatic daily start up and shutdown

•	Autonomous operation with only one operator present

•	Design life of 30 years under the daily cycling of the system

•	High availability allowing an overall plant availability of at least 98.5%.

•	Highest possible efficiency

•	Minimal daily start-up time and fast load change capability

•	Minimal parasitic electrical load (both when turbine is online and offline)

•	Minimal steam usage and water consumption on start-up and shut-down

•	Minimal performance degradation over the plant lifetime

•	Capable of fixed and sliding pressure operation

4.2	Design Parameters

Parameter	Design Value	Notes
HP steam temperature	540 C	At the steam turbine inlet stop valve.
Hot RH steam temperature	540 C	At the steam turbine inlet stop valve.
HP steam pressure	160 bar(a)	At the steam turbine inlet stop valve.
Hot/Cold RH steam pressure	Supplier to advise 2.8 bar delta	Maximum SGS reheater and piping delta.
Feedwater temperature	245 C	Leaving last stage heater before SGS.
MCR steam flow	Supplier to advise	Turbine VWO steam flow.
Maximum steam temperature variation	+/- 5 C	SGS specified to control within this range.
Turndown	20 to 100% MCR	Stable and continuous operation over this range.
Minimum generator output	34 MWe	Gross at generator terminals.
Maximum parasitic load	2 MWe	For all Power Island equipment.

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Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

Auxiliary steam conditions	55 bar(a) 270 C	From SGS. Any further conditioning including superheating and pressure reduction shall be included in the Works.
Aux. CW supply temperature	30 C	Supply to equipment.
Aux. CW return temperature	40.C	Maximum return from equipment.
Start-up time	<15 minutes	Daily start-up from offline condition to turbine 100% load. Note that nominal daily operation is 6 hrs, with 18 hrs offline.
Ambient dry bulb temperature	26 C / 35 C	For design case and high temperature case. Design case covers 75% of operating hours based on TMY.
Relative humidity	40%	Coincident with above dry bulb.
Site elevation	45 m AHD
Wind speed	5 m/s	For ACC performance and thermal losses.
Sliding pressure operation ]	down to 50%	Percent of normal HP steam pressure.
Online load change rate	10% per min (for <40% change) 5% per min (for > 40% change)	Stable generation rate change.

4.3	Generator Performance Standards

As part of the grid connection approval process with the Network Service Provider (NSP), Generator Performance Standards (GPS) are established outlining design parameters that the generating plant must meet. The GPS will be developed with the input of the Supplier; however once agreed, the Supplier shall ensure that all supplied equipment is capable of meeting the established requirements.

4.4	Heat and Mass Balance Diagrams

The Supplier shall provide a set of heat and mass balance diagrams covering as a minimum the 100% rated design case, 90% load, 75% load, 50% load, minimum load, high ambient temperature and offline warm holding case. The Design Case and High Temperature Case, once agreed with the Purchaser, shall form the basis of the performance guarantees.

Heat and mass balance diagrams shall be submitted with the Tender.

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Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

4.5	Pre-assembled Modules (PAMs)

Design and arrangement of all equipment shall minimise site construction activity. The project concept is to employ a “plug and play” philosophy as far as practicable. It is intended to use pre-assembled modules (PAMs) for all equipment supply. PAMs are to be completed in the workshop and include:

•	Equipment

•	Valves, piping and supports

•	Insulation and cladding on pipes

•	Instrumentation

•	Junction boxes, control and electrical panels

•	Pre-wiring of instruments and devices to junction boxes and panels (single location for external connection)

•	Pre-piping of drains, vents, instrument air, cooling water and other services to single interface points

•	Complete testing

•	Painting and finishing

•	Temporary supports and bracing for shipping and transport

The Supplier shall design and supply the equipment included in the Works as PAMs as far as practical. The interconnections between Supplier PAMs shall be minimised.

The Supplier shall include the proposed number of PAMs, included equipment, and number and type of required site connections in the Tender.

All instrumentation on PAMs shall be pre-wired to a junction box/marshalling panel on the PAM. Small electrical devices shall be similarly pre-wired to junction boxes.

As a guide PAM dimensions should be limited to the dimensions in the following table. If natural equipment division leads to larger modules, these may be considered case by case.

Dimension
Maximum width	4.5 m
Maximum height (allowing for 1 m trailer height – 5 m max. overall)	4 m
Maximum length	26 m
Maximum mass	40 t

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Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

4.6	Creep and Thermal Fatigue

The Power Island equipment shall be designed for a minimum number of starts over the plant design life considering:

•	100 cold starts during lifetime (approx.. 3 cold starts per annum) (shut-down with cool-down to ambient)

•	500 warms starts during lifetime (approx. 16 warm starts per annum) (shut-down > 48 hours)

•	365 hot starts per annum (daily shutdown < 18 hours)

The Power Island equipment shall generally be designed for a minimum of 100,000 hours operation life at design temperature and pressure.

4.7	Maintenance Requirements

All components that require dismantling and reassembly for regular maintenance shall be designed for ease of removal in order to minimise maintenance time. This includes:

•	Casings

•	Cylinders and valves

•	Pipe assemblies and pipe joints

•	Insulation cladding

Such parts shall all be fitted with accessible lifting points.

The turbine building and platforms shall be designed to facilitate easy access for operations, inspection, cleaning and maintenance purposes.

The supplier shall provide drawings clearly indicating space required for removal and laydown of major components during a major overhaul. The drawings shall also indicate component weights for planning lifts and support.

4.8	Steam Turbine

The steam turbine shall be a condensing reheat steam turbine for outdoor application.

The steam turbine shall be capable of operation in constant and variable pressure modes.

The turbine shall be designed to meet the following criteria:

•	The turbine governing valves wide-open (VWO) condition, or turbine swallowing capacity, shall correspond to a steam flow of 105% of the steam flow required for the guaranteed Design Case.

•	The turbine shall be able to operate with a steam inlet temperature 8 C higher than the normal rated temperature.

•	The turbine shall be able to operate with steam inlet at 105% of normal rated pressure.

Particular attention shall be paid to methods for preventing excessive erosion of the final rows of blading.

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Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

4.9	Generator

The generator shall be suitable for continuous operation across the full range of turbine operation.

The generator shall be a two or four pole 3 phase, 50 Hz, synchronous machine. The generator rated voltage shall be 11 kV. Cooling shall be TEWAC using the auxiliary cooling water system.

The generator shall comply with IEC 60034-1 and IEC 60034-3.The generator shall comply with insulation class F and temperature rise class B as per standard IEC 60034.

Excitation shall be brushless and the generator system supplied with AVR (Automatic Voltage Regulator) and PSS (Power System Stabilizer).

The generator shall be capable of generating the required active power with a power factor in the range of 0.85 lagging (over excited) to 0.95 leading (under excited).

The short circuit ratio of the generator shall be a minimum of 0.5 at rated output.

The generator shall be designed to operate at rated output, maximum capability, rated frequency and at rated power factor for any voltage from 95 to 105% of rated voltage.

4.10	Gearbox and Clutch

The gearbox shall be a single stage reduction gearbox.

The gearbox shall be independently supported.

4.11	Lubrication and Hydraulic Oil Systems

A lubricating oil system shall provide lubrication and cooling for the steam turbine, generator and gearbox. Hydraulic control power for the turbine control valves and protection may utilise the same oil tank and fluid as the lubricating oil system, or have a separate self-contained tank system.

Oil systems shall be complete with all reservoirs, pumps, coolers, filters, strainers, piping, vapour extractors, demister, instruments, controls and other components as required for a complete and integrated system.

Oil cooling shall be provided by the auxiliary cooling water system. 2 x 100% oil coolers shall be provided for each system (if separate). Cooling capacity shall be 110% of the worst case heat load. Design shall follow TEMA or API 662 depending on the type of heat exchanger. Fouling factor guidance from TEMA shall be used. The oil coolers shall be of the separately mounted, self-contained type, and not integral with the oil tank.

Lubrication and hydraulic power oil filtration shall be provided each with 2 x 100% capacity filter units with on-load changeover capability.

A side-stream oil purifier shall be provided to remove water and fine particulate from the lubrication oil system. The oil purifier shall be an automatic, self-contained, self-cleaning centrifuge or coalescer type unit. The oil purifier shall be capable of cleaning the contents of the lubrication oil tank in 8 hours. The unit shall be able to operate with the |turbine_ on or off line.

The lubrication oil system shall have 1 x 100% main and 1 x 100% auxiliary oil pump. The main oil pump may be either shaft driven or AC motor driven. The auxiliary oil pump shall be AC electric motor driven and shall operate during start-up and automatically in the event of low lubricating oil system pressure. An emergency oil pump driven by emergency DC electric motor shall be provided. Capacity of this emergency pump shall be sufficient for the turbine to run down to rest without bearing damage in the event of total on-site AC power loss, but in no case shall be less than 50% of the main pump capacity.

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Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

A jacking oil system shall be provided to minimise starting torque and for use during barring and shutdown. 1 x 100% normal and 1 x 100% emergency pumps shall be provided. The normal pump shall be connected to normal AC power. The emergency pump shall be driven by emergency DC power.

2 x 100% hydraulic control power oil pumps shall be provided as a minimum.

All lubrication and hydraulic oil tanks shall be housed within an enclosed bunded area to contain 110% of the oil tank and piping volume, together with a contingency for fire suppression media that may accumulate.

Due to the high fire risk associated with lubrication and hydraulic oils in the vicinity of high temperatures, the turbine area shall be equipped with a suitable fire suppression system (by Others).

4.12	Hydraulic Oil System

4.13	Turbine Barring

To prevent warping and bending of the rotor, the turbine shall be fitted with an electrical driven mechanical barring gear that allows for slow rotation of the shaft during start-up, shut-down and maintenance procedures until the rotor is cool enough to be held stationary.

Provision for manual barring in the event of an emergency shall be provided.

Barring gear shall be connected to the emergency power supply so that the barring gear can be run and safely engaged to the rotor in the event of an emergency run down with loss of normal power.

4.14	Turbine Gland Sealing System

The turbine gland sealing system shall be designed to maintain full condenser vacuum with the turbine during standby, start-up, normal operation and shut down. The gland sealing system shall be completely automatic and self-regulating under all plant conditions. It shall include all regulating valves, piping, fittings instruments and controls needed to fulfil these requirements.

During unit start-up and at low load, when the turbine is not self-sealing, the gland steam supply shall be from the auxiliary steam system. The auxiliary steam supply may be from the SGS or from an auxiliary boiler.

It is planned that the steam turbine be maintained warm and under vacuum during the daily shutdown period. Gland steam will be supplied from the auxiliary steam system during this period

4.15	Turbine Steam Extraction

The turbine is to be equipped with steam extraction points for deaerator and feedwater heating to maximise the cycle efficiency. Quick closing non-return valves shall be fitted into these extraction lines as needed.

4.16	Turbine Bypass System

A cascade turbine bypass system shall be provided as part of the Works. T urbine bypass is achieved in two stages. The first stage bypasses the HP turbine to the cold reheat system. The second stage bypasses the IP and LP turbines to the condenser.

The turbine bypass shall have the capacity to accommodate 50% of the full thermal load of the turbine. The bypass system is used at start-up and on steam turbine trip. There is no requirement to keep the SGS operating at full load on a steam turbine trip. The SGS will trip to minimum load.

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Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

The bypass system shall have pressure and temperature control to ensure that the reheater and ACC limits are not exceeded. The ACC supplier enthalpy limit on bypass steam shall not be exceeded.

Turbine exhaust components are also to be considered in the design of the bypass entry into the ACC duct. A spray curtain may be utilised to protect the turbine exhaust from high temperature steam backflow when the bypass is operational.

The turbine bypass system shall be sized to turndown to as low a flow as practical in order to limit the use of the steam generator atmospheric vent (water wastage) during start-up and shut-down. The bypass system should control to as low a load as possible before venting is required to take over.

Bypass valves shall have extremely tight shut off and be protected against wear to avoid leakage.

4.17	Drainage System

The steam drainage system shall be designed and equipped to collect the condensate formed in the steam lines and turbine casing during start-up and normal operation with the goal of preventing the introduction of water into the steam turbine. Turbine water induction prevention systems shall be designed in accordance with ASME TDP-1, Recommended Practices for the Prevention of Water Damage to Steam Turbines Used for Electric Power Generation.

Drainage points and valving shall be designed to permit complete automatic drainage during start-up and shut-down. Drainage shall be by gravity and continuously falling pipe to the drains tank(s).

Drainage shall be split to two drain vessels: atmospheric flash tank and a vacuum flash tank. The atmospheric flash tank will vent to atmosphere and will generally collect drains external to the steam turbine that are not subject to vacuum. Condensate will flow to the blowdown system as for the SGS blowdown. The vacuum flash tank will generally collect drains internal to the turbine and that are subject to vacuum. The vacuum flash tank will vent to the ACC duct and condensate will be pumped to the condensate tank.

Condensate drain pumps shall be designed considering the low net positive suction head (NPSH) likely to be available. Pumps shall be located in pits as required.

Drain tanks shall be designed to ASME B&PVC Section VIII, Div. I. Vessel and piping design pressures and temperatures shall be per the worst case expected conditions and shall follow guidelines presented in ASME B31.1 for particular steam systems. Consideration shall be given to all operating modes of drain lines including start-up, shut-down and trip when assessing drain line capacity and pressure and temperatures. Spray cooling may be employed, particularly in the flash tank, to prevent excessive temperature and/or pressure in the ACC system.

4.18	Air Cooled Condenser (ACC)

The steam cycle shall be equipped with an ACC that condenses all steam from the turbine and/or the turbine by-pass system. The steam turbine performance is very sensitive to the ACC performance and ambient conditions. ACC performance is to be carefully specified to ensure that the cycle performance is realised for all defined ambient conditions. The ACC selection shall be approved by the Purchaser.

The ACC shall be an A-frame forced draught type unless otherwise agreed.

The ACC shall be designed following the requirements of HEI Standards for Air Cooled Condensers. Pressure parts shall be designed to ASME B&PVC Section VIII, Div. I.

The complete ACC system shall be designed for full vacuum service. Maximum design pressure and temperature shall be determined by the Supplier, but shall have a margin on the expected worst case operating case.

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Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

ACC cooling surface shall be sized for 105% of the maximum cooling duty. The steam turbine shall be able operate over the full ambient range with one fan out of service.

Fans shall be variable speed and individually controllable. Fan drive shall be via a shaft and gearbox. Fan blades shall be of a proven design and shall be designed for the lifetime of the plant.

The ACC design shall be such that noise limitations are not exceeded.

A fixed high pressure water wash system shall be provided for the washing of the ACC surfaces.

4.19	Turbine Exhaust and Outlet Duct

The turbine outlet duct shall be designed to prevent excessive loading being transferred to the turbine casing under all conditions. A flexible connector/expansion joint shall be used to isolate the ACC from the turbine. The expansion joint should be close to the turbine. Design shall consider thermal expansion as well as differential settlement of turbine and ACC foundations. The expansion joint shall be fitted with a liner.

The turbine outlet duct shall have a low point condensate collection pot/drip-leg installed. Condensate shall be pumped to the condensate collection tank. 2 x 100% pumps shall be provided.

The low pressure turbine and ACC shall be protected against overpressure by rupture discs installed in the turbine outlet duct. Actuated emergency vacuum breaker valves shall also be installed in the turbine outlet duct. The vacuum breaker valves shall be of a design to prevent vacuum leakage (e.g., water sealed).

A water spray system shall be provided if necessary to prevent excessive temperatures in the turbine exhaust during start-up or low load operation.

Steam entries to the outlet duct shall be fitted with diffuser nozzles and thermal sleeves.

A flexibility analysis shall be carried out by the Supplier on the outlet duct to ACC to ensure that the loads on the turbine exhaust casing are within limits and that the duct is not overstressed anywhere including riser to header junctions.

The turbine outlet duct shall be designed to ASME B&PVC Section VIII, Div. I.

4.20	Air Extraction System

An air extraction system comprising electric motor driven liquid ring vacuum pumps shall be provided for start-up evacuation and maintaining vacuum during operation. Both pumps may be operational for start-up (hogging 2 x 50%) while only one shall be normally used during operation (holding 2 x 100%).

Sizing guidelines in HEI Standards for Air Cooled Condensers shall be used for non-condensable removal and initial vacuum raising as a minimum. The Supplier shall provide a calculation for pump sizing for review by the Purchaser.

The liquid ring extraction pumps shall be provided as complete packages with air separator, heat exchanger, seal water re-circulating and all necessary cooling water and makeup water connections, pipework, isolating valves, strainers, vents, drains, overflow connections, controls and instrumentation.

4.21	Condensate Tank

Condensate is collected from the ACC and drains by gravity to the condensate tank. The condensate tank shall have a minimum storage time of five minutes at plant design output. The condensate tank shall be designed to ASME B&PVC Section VIII, Div. I.

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Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

The height of the tank shall be determined so as to provide adequate NPSH at the condensate pumps. There may need to be a trade-off between the height of the ACC, height of the condensate tank and placing the condensate pumps in a pit. The most economical solution shall be sought to meet the gravity flow and minimum suction head requirements of all equipment.

Cycle makeup water shall be added to the condensate tank from the demineralised water system. Excess level in the condensate tank shall be dumped to the demineralised water tank.

4.22	Condensate Pumps

2 x 100% condensate pumps shall be provided. The flow capacity shall be calculated based on the_ worst operating case and shall include water used for sprays and attemperation. Design head shall consider the worst operating case with highest flow and deaerator pressure combination. A 10% margin on flow and 20% margin on pressure shall be included.

Pumps shall not be below ground unless absolutely required for NPSH.

A single recirculation line with flow control shall be provided downstream of the gland steam condenser. This line will discharge back to the condensate tank.

4.23	Deaerator/Feedwater Tank

The deaerator is to provide deaeration of the feedwater down to an oxygen concentration of 7 ppb.

The deaerator shall have a minimum storage time of 15 minutes at plant design output.

The deaerator shall be designed to ASME B&PVC Section VIII, Div. I. A vacuum breaker should be used to prevent vacuum formation and the need to design the deaerator for vacuum. The design shall consider the fatigue caused by temperature and pressure cycling.

The deaerator shall be provided with safety valves with adequate capacity to discharge the total steam flow from all incoming streams.

The deaerator shall be elevated to provide the required NPSH at the feedwater pump suction considering all pipe and strainer losses. There shall be 20% margin between the required and available NPSH with the deaerator at minimum level and pressure.

The deaerator shall have a normal heating steam supply and an auxiliary supply. The normal supply is an extraction from the steam turbine. The auxiliary supply is to be taken from the auxiliary steam header and used during start-up and when the extraction is not available.

Excess level in the deaerator shall be dumped to the condensate flash tank.

The air and non-condensable gases vents shall be designed to minimise the loss of steam. The vent loss shall be defined by the Supplier and if deemed significant by the Purchaser, shall be included in the HMBD.

The Supplier shall indicate the type of deaerator unit in the Tender.

4.24	Feedwater Pumps

2 x 100% feedwater pumps shall be provided. The flow capacity shall be calculated based on the worst operating case and shall include water used for attemperation and SGS blowdown. Design head shall consider the worst operating case with highest flow and SGS pressure combination. A 10% margin on flow and 20% on pressure shall be included. The pump design pojnt shall also consider the requirement to feed the SGS under a safety valve lift condition.

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Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

Each pump discharge shall include an automatic minimum flow valve discharging back to the deaerator. The minimum flow shall be sized for at least 25% of the pump rated flow.

Pump design shall comply with API 610 or ASME ??

4.25	Feedwater Heaters

Feedwater heaters shall be of the surface heat exchanger type with sub coolers (drain coolers) incorporated within the feedwater heaters.

Feedwater heaters shall be designed per HEI Standards for Closed Feedwater Heaters. Pressure parts shall be designed to ASME B&PVC Section VIII, Div. I. Particular attention shall be given to material selection and construction to cope with daily cycling.

The shell side design pressure shall be not less than the extraction pressure at the steam turbine stage at rated conditions with 15% margin. The shell shall also be designed for full vacuum.

The feed heating system shall be designed for prevention of water induction into the steam turbine as per ASME TDP-1. All necessary non-return valves and power operated block valves shall be implemented on the steam piping from the steam turbine extraction ports to the all feed heaters. All low-point drains, instrumentations (level switches and transmitters) shall be implemented such that a mal-function of a single system would not result in water induction into the steam turbine.

The normal and emergency heater drains shall operate on the available pressure difference and gravity only, at all operating cases. Low pressure heater drains shall be cascaded from heater to heater and then to the condensate tank via the flash tank and drain pumps. Emergency drains shall be connected directly from each heater to the flash tank. High pressure heater drains shall be cascaded from heater to heater and then to the deaerator. Emergency drains shall be connected directly from each heater to the deaerator.

A feedwater pre-heater after the final stage HP heater shall be used for feedwater heating during start-up and low load operation to raise the feedwater temperature above the minimum salt freeze temperature for SGS economiser admission. The pre-heater shall be fed with steam from the main steam system. Any required steam conditioning (pressure let-down and desuperheating) shall be included in the Works.

All heaters shall be provided with bypass means to enable the plant to continue operation in the event of a heater failure or outage.

Pressure and enthalpy losses between turbine extraction and heater shall be considered in the HMBD.

4.26	Auxiliary Steam

The SGS or auxiliary boiler shall provide auxiliary steam to Power Island during start-up while internal bleed steam is unavailable. The auxiliary steam is used for:

•	Gland sealing steam

•	Deaerator/feed water heating

Steam conditioning shall be included in the Works to bring the auxiliary steam supply (from all sources) to the correct temperature and pressure for use.

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4.27	Turbine Control and Protection System

The turbine shall be supplied with a governor control and turbine protection system that enables safe and reliable control of the turbine via actuation of the stop and control valves. All necessary instrumentation, switches, valves, actuators and the like shall be provided. As a minimum the following control and protection shall be implemented in panels and equipment provided by the Supplier:

•	Turbine automatic run-up/start-up and run-down/shut-down

•	Turbine speed and load/pressure control

•	Turbine lubrication and hydraulic oil system control

•	Turbine gland sealing system control

•	Turbine valve control (including extraction and integral drain and warming valves)

•	Overspeed protection

•	Turning/barring gear control

•	Thermal stress evaluator

The turbine control must be capable of automatic:

•	Start-up from a cold condition

•	Daily start-up from the offline warm condition

•	Stable online operation at any load between minimum and rated output in either fixed or sliding pressure mode

•	Smooth load change in response to generation control commands with the required response rate

•	Daily shut-down to the offline warm condition

•	Offline warm standby with gland steam and vacuum maintained

•	Shut-down to cold, offline condition

The turbine must be capable of safe, controlled shut-down or run-back resulting from upset and emergency conditions caused by a protection trip, loss of power, control system failure, or any other internally detected out-of-parameter event.

The turbine control and protection equipment shall be integrated with the plant-wide DCS by dual redundant serial data link (Modbus TCP/IP).]

The turbine protection system shall be fail-safe and with full redundancy (power supplies and instrumentation) to meet the requirements of applicable codes and standards as well as safety studies. The safety/protection system shall meet SIL 3 requirements as a minimum. The protection function shall be implemented in a dedicated unit and separated from any control functions unless agreed otherwise.

The turbine governor shall be an electronic governor suitable for turbines driving grid connected electrical generators. The turbine control system shall comply with ISA 77.14.01 or Supplier nominated standard.

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The turbine control shall be designed to ensure consistent turbine run-up control from turning/barring speed to full speed at the maximum rates compatible with the thermal state of the turbine, the steam conditions applied, and the allowable expenditure of turbine life. The turbine control system shall include a thermal stress evaluator to monitor, evaluate, limit, predict and record the stress values for the turbine rotors, casing and other critical parts. Life consumption and remaining life calculations shall be available to the operator. Adequate temperature measurements shall be taken of the turbine components to provide a thorough lifetime evaluation considering the daily cycling nature of the equipment.

4.28	Generator Control and Protection System

The generator shall be supplied with control and protection equipment necessary for the safe and reliable operation of the unit. All necessary instrumentation, switches, meters, indicators, relays and the like shall be provided. As a minimum the following control will be implemented in panels and equipment provided by the Supplier:

•	Generator protection (relay)

•	Generator excitation control (AVR and PSS)

•	Generator synchronisation

•	Generator metering and measuring

The generator control and protection equipment shall be integrated with the plant-wide DCS by dual redundant serial data link (Modbus TCP/IP). Dual redundant systems shall be provided for the generator control, monitoring and protection systems to ensure adequate levels of security and availability are achieved. The failure of any single electrical component or piece of equipment shall not compromise the safe operation of the plant and shall not cause a loaded generator to trip.

The generator protection system shall be fail-safe and with full redundancy (power supplies and instrumentation) to meet the requirements of applicable codes and standards as well as safety studies. The safety/protection system shall meet SIL 3 requirements as a minimum. The protection function shall be implemented in a dedicated unit and separated from any control functions.

Generator protection shall meet the requirements of the NSP and should follow IEEE guidelines (C37.101, C37.102, C37.106). The protection system shall differentiate between trips which require generating unit shutdown and trips which require disconnection from the grid. Protection relays shall comply with IEC 60255 series and instrumentation with IEC 61869 series.

The generator controls shall enable the generator to meet the optimum output achievable under steady state and changing load conditions while maintaining safe conditions and high levels of efficiency. The generator control shall be capable of responding and providing feedback to NSP Automatic Generation Control (AGC) as required.

A panel mounted revenue accuracy power and power quality meter shall be provided. Metering equipment shall comply with IEC standards (IEC 62052, IEC 62053). The metering shall provide all measurement required by the NSP and as a minimum shall include:

•	Active power (MW)

•	Reactive power (MVar)

•	Power factor

•	Frequency (Hz)

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Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

•	Voltage (kV)

•	Current (kA all phases)

•	Active generation (MWh)

•	Reactive generation (MVarh)

Generator synchronisation control shall interface with the generator circuit breaker and other breakers and monitoring as required by the Purchaser and NSP.

4.29	Vibration Monitoring System

The turbine, gearbox and generator shall be provided with a stand-alone vibration monitoring system. Details of the vibration monitoring system shall be included in the Tender.

The vibration monitoring system shall be integrated with the plant-wicle DCS by ser^l_data link (Modbus TCP/IP).

I once VMS, TCS and DCS manufacturer will be known.

4.30	Noise and Weather Hood

The steam turbine shall be provided with a weather proof enclosure that will also serve for noise reduction. A noise level of 85 dB(A) at 1 m from the outer surface of the anti-noise enclosure and at a height of 1.2 m above any accessible floor shall be ensured. The measurement and evaluation procedure of the sound pressure level of the turbine generator set shall be in accordance with EN 61063 and ISO 3746 .

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Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

5.	General Technical Requirements

5.1	Piping

5.2	Insulation

Insulation thickness calculation shall be carried out following ISO 12241.

Insulation material properties shall comply internationally recognised standards eg ASTM, with insulation suppliers providing products that are tested to be in compliance with the nominated standards.

Personnel protection may be provided with mechanical guards and shields as an alternative to insulation. Personnel protection shall be installed where pipe is accessible and extend 0.9 m horizontally from accessible area and 2 m above the floor, platform or ground level.

Cladding shall be aluminium and cover all thermal insulation. Joins shall be sealed to provide waterproof and weatherproof protection.

Insulation for stop and control valve chambers and steam turbine casing shall be provided as removable jackets.

5.3	Valves

Double block valve arrangement shall be used on the steam and water side for all vent, drain, sampling, dosing and instrument tapping points. Drain and blowdown valves operating with high pressure drop shall be arranged to operate as a master-martyr.

All valves (isolating, drain and vent) to be opened or closed during start-up or shut-down shall be actuated to enable automatic turbine operation.

5.4	Mechanical

Mechanical design and equipment shall comply with the project-wide Mechanical Design Criteria VS1- XXXX.

5.5	Electrical

The Works shall include a 400 VAC MCC for supply of all equipment integral to the turbine and generator, that is, equipment controlled by the turbine and generator controllers. The MCC shall include all starters and protection equipment.

The Works shall include a DC switchboard for supply of all equipment integral to the turbine and generator. The DC switchboard shall be fed from the 400 VAC MCC and include redundant rectifiers and a battery back-up system.

Electrical design and wiring shall comply with AS 3000.

Electrical design and equipment shall comply with the project-wide Electrical Design Criteria VS1- XXXX.

5.6	Instrumentation

Instrument redundancy shall be included in each system to ensure that no single device failure will result in the total loss of generating capability or plant controllability. Triple redundant instrumentation shall be used for critical safety trips which would also take the entire generation offline in the event of a single failure. Dual or triple redundancy shall be used elsewhere where a single failure would prevent continued operation; however the measurement point does not have a direct safety function.

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All instrumentation and control wiring shall be pre-wired to junction boxes for external connection. The number of junction boxes shall be minimised.

Instrumentation design and equipment shall comply with the project-wide Instrumentation and Control Design Criteria VS1-XXXX.

5.7	Control

Turbine and generator control will be implemented in both local controllers (as outlined in Sections 4.27 and 4.28) the central control system. Hardware, programming and configuration of the central controller (DCS) will be by Others; however development of the control strategy and logic for any systems with control in the DCS is included in the Works.

All control (including instrumentation) hardware signal at the field end are to be pre-wired to interface junction boxes/marshalling panels included in the Works. Others will connect to these terminals and run cabling back to the plant control system interface cabinets.

Control design and equipment shall comply with the project-wide Instrumentation and Control Design Criteria VS1-XXXX.

5.8	Structural

The Works shall include all structural work to form complete PAMs:

•	Main structures

•	Trim support steel for pipe supports, silencers, instrument mounting, EI&C panel mounting

•	Access platforms, grating, handrails and kick-plates

•	Temporary shipping and transport bracing

Structural design shall comply with AS 4100.1

Access shall be provided to all equipment including valves, safety valves, actuators, instruments and access and inspection ports. Access shall be via fixed platforms, stairs and walkways, or from ground ccessl. Ladder access is not accepted except in exceptional circumstances and only where space limitations prevent stair access and access is infrequent (once per year or less). Access shall be designed in accordance with BCA and AS 1657.

Suitable shelter protection shall be provided to protect instrument and electrical panels and other sensitive equipment.

Structural design and materials shall comply with the project-wide Civil and Structural Design Criteria VS1-XXXX.

5.9	Corrosion and Surface Protection

The Supplier shall offer a surface protection system for the equipment which shall address:

•	Potential for under insulation corrosion with daily temperature cycling

•	Outdoor, continuous exposure location

•	Atmospheric corrosion Category C2: Low per AS 2312

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Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

The corrosion protection systems offered shall be approved by the Purchaser before being implemented.

Paint for pressure containing parts shall not contain any elements that will metallurgical affect the materials (e.g., paints containing copper, tin, lead or zinc should be avoided)

The turbine will be located outdoors. All equipment shall be designed for outdoor installation, except where housed in a supplied enclosure.

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6.	Guarantees and Warranty

6.1	Performance and Acceptance Testing

Performance and acceptance testing shall be carried out to verify that the Works meets the functional and performance requirements and guarantees.

Overall plant performance will be based on VS1-00-Y-Q-IO-VE-001 Performance Management Technical Specification. The specific performance of the Works will generally be measured during these overall plant performance tests although some tests may be performed at a different time as determined by the Purchaser.

The following table outlines the required tests.

Test Designation	Description and Details
Performance Test	Power Island specific test. Short duration test to confirm thermal efficiency and output per agreed design cases. Corrected to reference conditions.
Functional Tests	Power Island specific tests. Test to confirm various functions of equipment not directly associated with steady state performance guarantees. See following Section.
Reliability Test

Required overall plant test of which the Works is a part.

30 day test in two blocks to confirm that overall plant operates reliably and automatically without intervention and with the level of automation specified. The Works will need to perform in line with this test.

Continuous Performance Test

Required overall plant test of which the Works is a Part.

30 day duration test to confirm overall plant generation output meets specification. Actual output compared to guarantee performance model using measured solar radiation and ambient conditions. The Works will need to perform in line with this test.

Long Term Performance Test

Required overall plant test of which the Works is a part.

12 month duration test to confirm overall plant generation output meets specification. Actual output compared to guarantee performance model using measured solar radiation and ambient conditions. The Works will (need to perform in line with this test.

A detailed test procedure(s) shall be drafted by the Supplier and be approved by the Purchaser prior to testing. The test procedure(s) shall outline reference conditions, corrections for off-design reference conditions, testing uncertainty, measurement points and calculation methods. Test methods shall be based on ASME Performance Test Codes (PTC).

The Supplier shall ensure that provision for performance test instrumentation is made. For temporary instrumentation, connection/tapping points shall be provided. Where instrumentation is to be permanent, this instrumentation shall be supplied. The Supplier shall further verify that the accuracy of the instrumentation is of the appropriate standard to conduct the performance test.

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Water and steam properties shall be calculated in accordance with IAPWS R7-97.

6.2	Guarantee Performance

Both the agreed Design Case performance and the High Ambient Temperature Case shall be guaranteed. Refer to Appendix B for guarantee cases. Performance shall be demonstrated during the Performance Test. The following parameters shall be guaranteed:

•	Cycle thermal heat rate (steam energy to gross electrical output)

•	Generator gross output

The following functional performance shall be guaranteed and demonstrated during the Functional Tests:

•	Auxiliary electrical load (refer Appendix B)

•	Daily start-up time (refer Section 4.2)

•	Stable operation at all loads from minimum to 100% MCR

•	Ramp rate and load change capability (refer Section 4.2)

•	Condenser vacuum tightness

•	Daily offline steam consumption for gland sealing (refer Appendix B)

•	Fully automatic start-up and shut-down

The Power Island performance degradation shall be guaranteed and demonstrated during the plant wide Long Term Performance Test. Refer to Appendix B for the agreed degradation curve.

6.3	Defects Liability Period

Refer to Contract.

6.4	Local Presence

The Supplier shall provide details of local presence (within Australia) for technical assistance, overhaul and spare parts supply for the consideration of the Purchaser.

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7.	Engineering Design

7.1	Grid Connection Modelling

The Supplier shall provide all required data to the Purchaser for the grid connection studies. The Purchaser will organise the grid connection studies; however will rely on turbine and generator data provided by the Supplier.

The Supplier shall provide dynamic models in the form of a transfer function block diagram with parameters and constants for input into PSCAD (as an example IEEEG1 turbine governor model). The dynamic models shall include:

•	Turbine and gearbox

•	Generator

•	Governor and turbine control components

•	Excitation system, control and limiters

•	Power system stabilizer (PSS)

Once the grid connection studies are completed, the Supplier models shall be considered final and the Supplier shall ensure that provided equipment meets all of the model characteristics. Subsequent commissioning testing in conjunction with the grid operator will be performed to verify that the models used during the connection study and approval stage are valid.

The supplier shall provide generator performance and capability curves for use with the grid connection studies.

7.2	Integration Engineering

The Power Island is a core part of the project both physically and process wise. As such there are numerous interfaces and data requirements that are to be coordinated by the Purchaser in order to successfully integrate the Works into the project. The Supplier shall provide details of equipment included in the Works in a timely manner as requested by the Purchaser. Refer to Appendix C for a list of deliverables and timing.

In addition to data provision, integration will also involve coordinated engineering. The coordination will necessarily involve discussion with the Purchaser and some iterative design on the part of the Supplier. This integration engineering is included in the Works. Areas of coordinated design include, but are not limited to:

•	Plant and equipment layout

•	Integration of fire detection and suppression to cover the Supplier’s equipment

•	Integration of Supplier’s control system and functionality in the plant-wide DCS

•	Piping interface location, loading and support

•	Foundation loads, profile and interface

•	Cabling interface location and means of interface

•	Generator electrical interface including input to isolated phase bus duct and generator circuit breaker specification

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7.3	Detail Design and Review

It is expected that the Purchaser will review the Supplier’s design as the engineering work progresses. The purpose of the reviews are to keep the Purchaser informed and to coordinate interfaces and check that the proposed design solution is consistent with the Contract and technical requirements.

It is envisaged that reviews will be reviews of submitted documents as well as design review meetings. To set a framework for the review planning, the following review meetings should be held as a minimum:

•	Project kick off meeting

•	30% design review meeting (concept)

•	HAZOP workshop

•	70% design review meeting (detail)

•	Pre-construction workshop

For document review, the Supplier shall allow 10 working days for the Purchaser to respond.

7.4	HAZOP

A Hazard and Operability (HAZOP) study is a structured and systematic examination of a process or facility in order to identify and evaluate health and safety hazards and operability problems that may represent risks to personnel or equipment, or prevent efficient operation. A HAZOP is a qualitative technique based on guide-words and is carried out by a multi-disciplinary team involving a variety of personnel including designers, operators, owners and other stakeholders. A risk matrix is used to assess various conceivable operating scenarios and to identify and action those which represent an unacceptable risk.

The Purchaser will organise a HAZOP workshop for the Power Island. Participation by the Supplier in this workshop is included in the Works. The workshop will be facilitated by an experienced facilitator and will be scheduled to occur as early in the detailed design as practical. The design shall be sufficiently advanced and thought out so the design operation and function is clear and defined. The basic control and operating philosophies for the plant should be in place.

Any actions or modifications arising from the HAZOP affecting the Works, shall be addressed by the Supplier.

7.5	Pre-Construction Workshop

The purpose of this meeting is to provide a forum for the construction contractor(s) to be informed by the Supplier regarding the Power Island equipment installation. The Supplier should have completed the installation and erections instructions by this point, and the construction contractor should have read and become familiar with the Supplier’s requirements.

The participation in this information workshop shall be included in the Works.

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Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

8.	Technical Advisory Services

The Supplier shall provide technical advisory services for the Power Island during erection and commissioning as described in this Section. It is expected that the Supplier will provide an experienced person(s) on site during site work as well as written documentation and instructions.

The Supplier shall provide technical direction and advice during receipt and unloading, installation, testing, commissioning, start-up, and initial operation of the Power Island.

The Supplier shall not be required to directly supervise, employ or organise equipment or labour associated with the construction and commissioning work.

The Works shall include vehicles, accommodation, food and all personal needs of the Supplier’s employees during the execution of the technical advisory services. Others will provide office space at the site.

The Supplier shall provide the names and qualifications of the proposed technical advisory services personnel at least 30 days prior to their mobilisation to site for approval by the Purchaser. Proposed personnel shall be technically competent, factory trained, have experience with the Supplier’s equipment, and shall be authorised by the Supplier to make decisions in a timely manner.

The Supplier shall engage the services of any specialist equipment sub-suppliers in the event that the Supplier’s technical advisor is unable to provide the required technical expertise.

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9.	Quality Assurance, Testing and Inspection

9.1	Quality Assurance System

The Supplier is responsible for the quality and compliance of design, workmanship and materials for the Works and shall control his activities and those of any suppliers in relation to a defined and Purchaser approved quality management system. The Supplier’s quality assurance system shall conform to ISO 9001 and be implemented and maintained by the Supplier for the duration of the project.

The quality assurance system shall ensure that the design, materials, equipment, assembly, construction and testing comply with standards, regulations and best practice to provide a safe and reliable product which meets the requirements of its intended use and this specification. The quality assurance system shall have means for the control of materials and components, an inspection plan for procurement and manufacturing, procedures for document control, procedures for control of special processes (for example chemical welding, measurement tolerances, etc.) and procedures for conducting final inspections and tests. The quality assurance system must provide for the detection, removal and rectification of non-conforming design, materials, workmanship or equipment.

The Supplier shall ensure that all sub-suppliers and sub-contractors apply the same level of quality control as is detailed in the Supplier’s quality assurance system.

The Supplier’s quality assurance manual and/or procedures shall be made available for review by the Purchaser or authorised representative whenever requested.

9.2	Quality Control

The Supplier shall carry out quality control on supplied equipment and components during manufacture and fabrication. The Supplier shall carry out inspections, tests and certifications stipulated in the quality control plan, ITPs, specifications and codes, as well as provide documentary evidence of these inspections and tests. The preparation and delivery of this documentation is considered to be part of the Works and will be used to certify completion.

The Purchaser shall have access to the manufacturing shops of the Supplier and those of its sub-suppliers or sub-contractors, at any reasonable time by arrangement, to carry out surveillance of the quality control procedures and to witness and verify that the inspection and testing is being carried out according to the approved procedures and programs. The Purchaser may engage a third party inspector to act on its behalf. The Supplier shall provide the Purchaser or authorised representative with any information requested with regard to the supply.

It shall be entirely the responsibility of the Supplier to determine test requirements and scheduling to deliver a quality product and to comply with all designated standards and statutory requirements. This responsibility is not altered by mention, or not, of testing requirements in this specification, or by the Purchaser witnessing tests or inspecting goods. Warranties provided for in the Contract shall similarly not be affected.

The Supplier shall provide all equipment, materials, and labour required to perform all required inspection and testing, including providing certified testing personnel and laboratory work as necessary.

The Supplier shall issue an inspection and test plan (ITP) for the Works at least 21 days prior to commencement of work for the Purchaser’s approval and nomination of client inspection and witness points.

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Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

9.3	Inspection and Test Plans (ITP)

In general, the ITPs for the Works shall describe the check item, the acceptance criteria and applicable code or standard and the means of check. ITPs as a minimum shall cover:

•	Material control (chemical analysis, heat treatment, mechanical tests, positive material identification (PMI))

•	Welding controls (procedures, procedure qualification, welder qualification, test coupons, weld inspection)

•	Heat treatment

•	Non-destructive testing (NDT) (PT, RT, UT, hydrostatic, pneumatic)

•	Dimensional, limit, tolerance, fit and assembly checks

•	Electrical tests (insulation, continuity, resistance, polarity)

•	Running and performance tests _

•	Interlock and safety tests

•	Surface protection/painting checks (preparation, application, final result)

Each ITP shall be identified by a unique identification number and clearly and unambiguously state the part or component to which it refers.

Space for Purchaser nomination of witness and hold points shall be provided. No manufacture shall commence until ITPs have been approved by the Purchaser.

9.4	Factory Acceptance Testing

9.5	Final Inspection

The Supplier is obliged to carry out a final inspection of the equipment prior to shipment. The Purchaser reserves the right to supervise these inspections directly or through third parties or Jo carry

The following aspects must be verified in the inspection:

•	Verification that all in-process quality control and testing has been performed and documented

•	ITPs have been completed and signed off

•	Verification that supply is complete including all equipment/system components, spare parts, tools and documentation

•	Visual examination of the completed equipment

•	Dimensional examination of the assembled components and packages

•	Painting and surface protection examination

•	Verification of technical data plates and compliance stamping

•	Compliance with all the elements within the contractual documents

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Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

•	Inspection of the welds according to the code

•	Alignment test after the components have been assembled

•	Verification of guaranteed values

•	Revision of final documentation

•	Verification of the preparation for transportation and packing

•	Shipment authorisation

9.6	Notice of Inspections

The Supplier is required to give at least 21 days’ notice to the Purchaser before any tests indicated on the ITP as being Purchaser witnessed or a hold point so that the Purchaser or authorised representative may organise to be present. The Supplier shall confirm the actual date at least five days prior to the test.

The Purchaser may choose not to attend or witness previously advised testing. Such non-attendance by the Purchaser or authorised representative shall not exempt the Supplier from carrying out the test or from his responsibilities under the Contract.

9.7	Release Certificate

On completion of the final inspection, the Supplier shall provide a release certificate for all manufactured items prior to dispatch from the manufacturing works. This certificate shall state conformity to the Contract, this specification and the implemented manufacturing standards and codes and shall be signed by the Purchaser or authorised representative. A copy of this certificate is to be included with the shipping documents.

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Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

10.	Supplier Document Deliverables

10.1	General

Refer to Appendix C for a listing of the data and documentation to be submitted by the Supplier. Data and documentation submission forms an integral part of the Works and delivery of this documentation is considered to be part of the Works for the purpose of certifying completion.

The Supplier shall allow for submission of documents for a review and comment by the Purchaser. The Supplier shall respond to any comments made by the Purchaser and incorporate changes and reissue as necessary. The revision and approval of documents by the Purchaser does not exempt the Supplier from its responsibility under the Contract.

The revisions of documents should be indicated using a letter while in development/draft and by a number following issue for construction, starting with zero at first issue for construction.

The Purchaser will supply templates for drawing and document title blocks to be used by the Supplier.

Documents must be dated and signed in the corresponding boxes: “Prepared by”, “Revised by” and “Approved by”. This shall be repeated each time a document is revised.

10.2	Operating and Maintenance Manuals

The Supplier shall submit operating and maintenance manuals for all equipment in the Works and shall cover as a minimum:

•	Overall description of the equipment including design parameters

•	Safety aspects of equipment operation and maintenance

•	Detailed description of equipment operation

•	Detailed description of all operator interfaces and control

•	Regular maintenance items and maintenance schedule

•	Fault finding

•	Detailed assembly drawings and instructions for major overhaul

•	Spare part reference and identification

•	Detailed specification for fluids, lubricants and other consumables

The Supplier shall obtain information from all sub-suppliers and compile.

Where manuals are provided for a number of model variants, the actual supplied model and variant shall be clearly identified.

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Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

10.3	Manufacturer’s Data Report (MDR)

The Supplier shall submit a Manufacturer’s Data Report (MDR) recording the work undertaken during manufacture, assembly and testing. It is a quality record of the work performed. The documentation to be included in this report should be proposed by the Supplier; however as a guide, the MDR should contain as a minimum:

•	Incoming material inspection/recept reports

•	Material and traceability certificates, including welding material and any positive material identification (PMI)

•	Test procedures used

•	Weld details including procedures, procedure qualifications, welder qualifications and weld maps

•	Heat treatment records

•	Non-destructive test results

•	Mechanical test records including pressure tests and coating thickness and integrity tests

•	Factory test records and compliance certificates

•	Type test certificates

•	Electrical test records

•	Settings lists

•	Instrument check records

•	Dimensional and installation check sheets

•	As-built drawings and data sheets

•	Test equipment calibration certificates

•	Damage, modification and non-conformance reports

•	Cleaning, drying and packing check records

•	Certificate of conformance and manufacturing release certificate

•	ASME or CE certificates and forms required for ASME stamping and CE marking

All documents in the MDR must be numbered and accompanied by an index or table of contents so that they can be easily found. Their quality and legibility must be sufficient for reproduction. All certifications must comply with applicable standards codes and legislation.

The Supplier shall send the MDR for approval by the Purchaser. The supply will not be considered complete until this report is received and approved. The Supplier shall keep a record of the final MDR for a minimum of 5 years.

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Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

11.	Scheduling and Reporting

11.1	Delivery Date

The Supplier shall comply with the delivery date outlined in the Contract.

11.2	Project Schedule

The Supplier shall submit a project schedule to the Purchaser for approval within two weeks of Contract award. The schedule shall include design engineering, material and equipment procurement, manufacturing, workshop testing and assembly, and shipping (if included in the Works). The complete process from purchase order placement through to dispatch or delivery on-site shall be shown. The schedule shall clearly indicate the critical path.

The Supplier shall also provide an indicative schedule for the site construction and commissioning phases based on the Supplier’s experience. This information is to be informative for the purposes of the Purchaser’s planning.

11.3	Reporting

The Supplier shall report progress against the approved schedule each month. Any delays or quality problems shall be brought to the Purchaser’s attention immediately that they are identified.

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Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

12.	Packing, Protection and Transportation

12.1	Packing

All equipment and materials shall be suitably crated, boxed, or otherwise prepared for shipment to prevent damage during handling and transportation. Shipping volume shall be minimised as far as practicable. The Supplier shall take all precautions required to ensure that all equipment and materials arrive at the site in an undamaged and satisfactory working condition.

All openings shall be properly protected to prevent corrosion due to moisture and the entrance of dirt and debris. All parts, which may be exposed to the weather, shall be adequately protected both during shipment and whilst stored on site. Desiccant material shall be placed inside equipment enclosures or pressure equipment sensitive to corrosion and ambient moisture.

Suitable devices shall be used to prevent damage from movement, vibration and contact with other equipment or materials. Critical components shall be shipped with impact detectors.

All items imported into Australia shall be packaged and treated in accordance with Australian regulations. Where timber is to be used, it must be treated to the required specifications and a valid treatment certificate must be provided at the time of shipment.

12.2	Shipping and Transportation

Refer to Contract.

12.3	Site Storage and Handling

The Supplier shall provide instructions and details of handling and site storage requirements to prevent damage to the equipment.

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13.	Labelling and Identification

The Project uses an identification system based on the KKS system (modified for a concentrated solar thermal power plant). This system identifies equipment and components based on their function, type and location. Refer to VS1-00-Y-U-NG-VA-001.

All the components included in the Works shall be identified as per the project identification system: equipment, valves, instruments, switchboards and cables. The Supplier shall select KKS tag numbers and confirm with the Purchaser.

The Supplier shall affix a tag or nameplate to each component indicating the KKS tag number and description per the project nameplate specification VS1 -XXXX.

Major equipment shall have a technical data plate securely attached with screws or rivets. The plates shall be made of corrosion-resistant material and engraved in bas-relief. They shall be positioned in a visible, easily accessible location, and they must include all the data and marks required by the applicable codes and standards and by local legislation. The following information should be specified:

•	Supplier’s name

•	Equipment KKS tag

•	Manufacturing year and place

•	Serial number

•	Design and construction code and year

•	Design and test pressures

•	Design temperature

•	Nominal capacity, output or rating

•	Weights

41

Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

14.	Spare Parts, Special Tools and Consumables

The Supplier shall provide a listing and price schedule for:

•	Commissioning spares

•	Consumable spares for 24 month’s operation

•	Recommended strategic spares

The Purchaser will review the Supplier’s recommended spare parts schedules and may elect to purchase some or all of the identified items up front, or at a later date. The Supplier shall clearly identify the validity of the spare parts pricing, but in no case shall it be less than 12 months from the date of Contract signing.

The Supplier shall supply any special tools that may be necessary to enable the erection and dismantling of equipment within the Works. Licensed copies of all software used for programming any configurable devices used within the Works shall also be provided.

The Supplier shall provide all lubricants, greases, chemicals, and other such consumables necessary during commissioning, testing and initial operation of the Works.

42

Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

Appendix A      Reference Drawings and Documents

The following documents are included in the Contract and are provided to describe the scope of work. These are preliminary drawings and are provided for clarification of the scope and intent of the Works. They are not final drawings and are not to be construed as such. The Supplier is entirely responsible for the design of those items outlined in the scope. All information supplied is subject to final engineering design and changes are to be expected.

Doc. Number	Revision	Title
Plant Layout
Site Conditions Data Sheet
Steam Turbine Data Sheet
Generator Data Sheet
Air Cooled Condenser Data Sheet
Air Cooled Condenser Air Extraction Data Sheet
Turbine Bypass System Da_ta_Shee_t _ _
Feedwater Pumps Data Sheet
Condensate Pumps Data Sheet
Feedwater Heaters Data Sheet
Deaerator Data Sheet
Condensate Tank Data Sheet

Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

Appendix B      Performance Guarantee Cases and Data

Insert the agreed HMBDs.

Insert the agreed degradation curves.

Insert the agreed parasitic loads (including but not limited to feedwater and condensate pumps, ACC fans, lubrication pumps, vacuum pumps)

Insert agreed offline auxiliary steam consumption

Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

Appendix C      Supplier Document Deliverables

The following list includes the minimum deliverables required as part of the Works. The below list reflects the minimum information required by the Purchaser in order to complete integration engineering as well as confirm various key aspects of the Supplier’s design. It is intended that the Supplier develop a comprehensive list of deliverables following Contract award, including those listed below, and that all documents are submitted to the Purchaser for review.

This list to be discussed. For this scope there is an early works phase, it is not simple tender and then order.]

Supplier Document Deliverables
Engineering data required with Tender and after award of Contract shall be submitted as specified below. This information shall be forwarded to the Purchaser within the specified time.

		WITH TENDER	DURING CONTRACT FOR REVIEW		WITH CONTRACT FINAL DOCUMENTS
		Number reqd	Number reqd	Timing	Number reqd	Timing
1.0	PROJECT MANAGEMENT
1.1	Document deliverables list	1E	1E	21 days AO
1.2	Document deliverables schedule	1E	1E	21 days AO
1.3	Project schedule		1E	21 days AO
1.4	List of sub-suppliers	1E	1E	21 days AO
1.5	Progress reporting		1E	1st day mth
2.0	PROCESS and OVERALL ENGINEERING
2.1	Piping and Instrument Diagrams (P&IDs)	1E	1E	4 wk AO	1E	as-built
2.2	Heat and Mass Balance Diagrams (HMBDs) (performance data)	1E	1E	4 wk AO	1E	for perf. guarantee
2.3	Start-up and shut-down curves		1E	4 wk AO

Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

2.4	Terminal/interface point schedule/list	1E	1E	4 wk AO
2.5	Design conditions schedule/list		1E	4 wk AO
2.6	Equipment schedule/list		1E	4 wk AO
2.7	Pipe schedule/list		1E	per Supplier schedule
2.8	Valve schedule/list		1E	per Supplier schedule
2.9	Control valve data sheets		1E	per Supplier schedule
2.10	Utility consumption list (water, air, nitrogen, etc)	1E	1E	4 wk AO
2.11	Cooling load list	1E	1E	4 wk AO
2.12	3D model		1E	per Supplier schedule	1E	as-built
2.13	General arrangement drawing(s) (with interface points identified)	1E	1E	8 wk AO	1E	as-built
3.0	MECHANICAL ENGINEERING
3.1	Engineering calculations for vessels and heat exchangers (including lifetime assessment)		1E	per Supplier schedule
3.2	Mechanical detail drawings for vessels and heat exchangers		1E	per Supplier schedule
3.3	Engineering calculations for piping (including flexibility)		1E	per Supplier schedule
3.4	Piping isometric drawings		1E	per Supplier schedule
3.5	Equipment allowable interface loads		1E	6 wk AO
3.6	Equipment data sheets (all equipment)	1E	1E	per Supplier schedule

Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

3.7	Equipment general arrangement drawings (all equipment)		1E	per Supplier schedule per Supplier schedule
3.8	Equipment erection drawings (all equipment)		1E
3.9			1E	per Supplier schedule
3.10			1E	per Supplier schedule
3.11	Equipment weights		1E	4 wk AO
4.0	STRUCTURAL ENGINEERING
4.1	Engineering calculation for structures and PAMs		1E	per Supplier schedule
4.2	Structural steel arrangement drawing(s) (including PAM connection details)		1E	per Supplier schedule
4.3	Foundation loads and design parameters/requirements		1E	4 wk AO
5.0	ELECTRICAL ENGINEERING
5.1	Electrical consumer load list	1E	1E	4 wk AO
5.2	Single line diagrams (SLDs)		1E	4 wk AO
5.3	MCC and electrical panel general arrangement drawings (internal layout and external)		1E	per Supplier schedule
5.4	Power cable schedule/list		1E	per Supplier schedule
5.5	Power cable termination diagrams or schedule		1E	per Supplier schedule
5.6	Lighting and small power location drawing(s)		1E	per Supplier schedule

Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

5.7	Earthing and bonding drawings		1E	per Supplier schedule
5.8	Motor data sheets		1E	per Supplier schedule
5.9	Generator data sheet and capability curves	1E	1E	per Supplier schedule
5.10	Turbine and generator dynamic model for grid connection studies	1E	1E	per Supplier schedule
5.11	Protection relay calculation and settings	1E	1E	per Supplier schedule

6.0	INSTRUMENTATION & CONTROL ENGINEERING
6.1	Control system architecture diagram	1E	1E	4 wk AO
6.2	I/O schedule/list		1E	8 wk AO
6.3	PLC I/O allocation and configuration details		1E	per Supplier schedule
6.4	Instrument hook-up drawings		1E	per Supplier schedule
6.5	Instrument cable schedule/list		1E	per Supplier schedule
6.6	Instrument and control panel wiring schematics		1E	per Supplier schedule
6.7	Instrument and control termination diagrams or schedule		1E	per Supplier schedule
6.8	Control and instrument panel and junction box general arrangement drawings (internal layout and external)		1E	per Supplier schedule
6.9	Instrument data sheets		1E	per Supplier schedule

Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

6.10	Functional description and logic diagrams		1E	per Supplier schedule
6.11 7.0	DCS display screen designs PURCHASING	—	1E	per Supplier schedule
7.1	Order acknowledgment		1E	14 d AO
7.2	Certificate of compliance				1E	PS
7.3	Recommended commissioning and erection parts and pricing	1E
7.4	Recommended consumables spare parts and price for 24 months operation	1E
7.5	Recommended strategic spares	1E
8.0	CONSTRUCTION, COMMISSIONING & OPERATION
8.1	Operating and maintenance manual index		1E	18 wkAO
8.2	Operating and maintenance manual final				1E + 5P	4 wk PS
8.3	Erection/assembly manual preliminary		1E	8 wk AO
8.4	Erection/assembly manual final				1E + 5P	4 wk PS
8.5	Performance test procedure preliminary		1E	18 wkAO
8.6	Performance test procedure final				1E	4 wk PT
9.0	QUALITY ASSURANCE
9.1	Quality management system details and plan	1E	1E	2 wk AO
9.2	Inspection and Test Plan (ITP)		1E	21 d BSM		Signed off Original + copies in MDR
9.3	Manufacturers Data Report (MDR)				1E + 5P	1 wk PS
9.4	Factory test reports					1 wk after Test - copy in MDR

Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

9.5	Material certificates					In MDR
9.6	Weld procedures & qualification records		1E	21 d BSM		In MDR
9.7	Welder qualifications		1E	21 d BSM		In MDR
9.8	Production test certificates					In MDR
9.9	Weld maps					In MDR
9.10	Heat treatment procedures		1E	21 d BSM		In MDR
9.11	Heat treatment records					In MDR
9.12	Non-destructive test procedures		1E	21 d BSM		In MDR
9.13	Non-destructive test records					In MDR
9.14	Hydrostatic test procedures		1E	21 d BSM		In MDR
9.15	Hydrostatic test certificates					In MDR
9.16	ASME certificates
9.17	Electrical test certificates
9.18	Calibration certificates	Bl
10.0	SHIPPING/DISPATCH
10.1	Certificate of origin		1E	2 d PS	as reqd.	WS
10.2	Inspection certificate (release for dispatch)		1E	2 d PS	as reqd.	WS
10.3	Master bill of materials		1E	6 wk PS
10.4	Detailed packing list		1E	14 d PS	as reqd.	WS
10.5	Consignment note		1E	2 d PS	as reqd.	WS
10.6	Australian quarantine packing declaration		1E	2 d PS	as reqd.	WS
10.7	Australian quarantine fumigation certificate		1E	2 d PS	as reqd.	WS
10.8	Shipping BOL/AWB		1E	2 d PS	as reqd.	WS
10.9	Commercial invoice		1E	7 d PS	as reqd.	WS

Legend:	d:	calendar days
	wk:	weeks
	AO:	after order date
	AI:	after issue

Technical Specification – Power Island	VS1-20-Y-G-IO-VE-003

BP:	before packing
BSM:	before start manufacture
PS:	prior to shipment
PT:	prior to test
WS:	with shipment
AS:	after shipment
MDR:	Manufacturers Data Report
BOL:	Bill of Lading
AWB:	Airway Bill
E:	electronic copy
P:	print (hard paper copy - folded)

Pre-Works Agreement Annex 2 - Specification of Pre-Engineering Works Port Augusta N051932

Annex 2 — Specification of Pre-Engineering Works

Pre-Works Agreement

To:	Kurt Drewes	From:	Michal Sarpong
E-mail:	[***]	E-mail	[***]
Phone :	+[***]	Phone :	[***]
Date:	21.04. 2023
Reference	Port Augusta 34MW	Doosan offer	N051932
number :	pre-engineering phase	nr.:
Subject :	Pre-engineering documentation offer for the Port Augusta 34MW project

Dear Mr. Drewes,

First of all, please let me thank you for the opportunity to support your esteemed company with our pre-engineering services for the Port Augusta 34MW project {Vast Solar 1).

We are hereby pleased to send you our commercial offer below in this letter and following support documents.

Documents submitted within this offer are:

•	Offer Letter_r1

•	VS1-20-Y-G-LD-VE-001 revO Pre-Engineering Deliverables Skoda

PROPOSAL SUMMARY:

DSPW has been requested to support further development of the Vast Solar 1 project by providing:

•	Turbine and generator data to support grid connection application

•	Performance data of power island to refine overall plant performance model

•	Layout and interface data to support overall plant integration engineering

•	Pre-assembled module (PAM) design to reduce on-site construction costs

In order to provide this information, it is proposed to complete the basic engineering of the steam turbine and to engage with pre-selected suppliers and provide necessary input data in order to develop basic engineering for their equipment {ACC, generator, clutch, etc). This is the pre-engineering work outlined in this proposal.

For this stage, we do not consider procurement of any material or equipment, therefore our documentation will be provided based on pre-selected offers (based on LOIs) or data from similar projects and shall be of the quality level (content and accuracy) as defined in the document VS1-20-Y-G-LD-VE-001 Pre-Engineering Deliverables Skoda.

Price below includes the needed manpower for engineering and project management and shall be paid upon a delivered invoice with a 30 day due date.

Page 1 (3)

Pre-Works Agreement

Documentation shall be exchanged via Doosan Skoda documentation system or client’s selected project system if available.

SCOPE AND RESOURCES:

Please see below the split of departments and their corresponding activities from DSPW side that will deliver the pre-engineering works:

•	Procurement

o	To be responsible for communication with key sub-suppliers (generator, gearbox, ACC, SSS clutch). Discussion and negotiation of letters of intent (LOIs) in case needed, clarification of inputs necessary for the engineering teams, potential payments, cancellation fees, etc.

•	Thermodynamic Calculation

o	To be responsible for various load points and calculations as defined hereunder:

•	Calculation of load points defined by the Client

•	Calculation of load points necessary for internal procedures

•	Calculation of transition load points

•	Detail design of all moving and guide blades

•	Axial thrust calculation

•	Piston diameters for axial thrust balancing

•	Setting of the protections limit

•	Tables of maximum operating parameters for valves and fittings in the plant cycle

•	Control valves sequence design

•	Product Development

o	Focuses on the design features of the steam turbine (DSPW core technology), as well as the incorporation of other key components of the STG shaft such as SSS clutch, gearbox and generator.

•	Design and responsibility for the whole turbine concept

•	Coordination of the turbine basic design

•	Detail longitudinal section of the machine

•	Detail design of the turbine dividing plane

•	Steam turbine quick stop valve design

•	Steam turbine control valves design

Page 2 (3)

•	Turning gear design

•	All bearing pedestals design

•	Shape of all stator parts

•	Final shape of the rotor

•	Design of the gearbox and communication with suppliers

•	Design of the SSS clutch and communication with suppliers

•	Calculation of axial and radial clearances

•	Selection of bearings and necessary turbine equipment (grounding, measurement, etc...)

•	Turbine drainage design

•	Preparation of documentation for Detail Design in 3D models

•	Structural analysis

o	Using the FEM method and other structural calculations within the STG unit in terms of forces on casings, rotors, bearing pedestals etc. Giving inputs to Engineering in terms of forces to the foundations.

•	Dynamic calculations

o	Calculating the dynamic behaviour of the whole rotor shaft within various operational loads and extremes that might happen. Giving input to the dynamic loads for foundations to Engineering.

•	Engineering

o	Concluding the documents as specified in the document VS1-20-Y-G-LD-VE-001 Pre-Engineering Deliverables Skoda based on the inputs from the above-mentioned departments.

o	Finalisation of scope and performance ready for supply contract.

•	3D Model (maybe outsourced to external company)

o	As part of the pre-engineering works a 3D modelling of the steam cycle (Steam turbine, generator, ACC, LP&HP heaters, platform for heaters, Feedwater tank etc.) will be developed. The main objective is to prepare the pre-assembled module (PAM) solution requested by the Client. Sizing and arrangement of primary PAM structural members. And find a workshop in India and be able to estimate the transportation of modules to site and erection activities at site.

COMMERCIAL AND SCHEDULE:

The expected period of pre-engineering is estimated to start from 24th April 2023 for a period of approx. 3 months.

Price: 350 000 EUR

Page 3 (3)

Please note that we are ready to discuss any part of this offer in order to bring it closer to your needs. We are ready to meet you via teleconference, video call as a kick-off meeting with our team members to agree on the schedule of document submission.

We hope you find our proposal attractive and we look forward to your feedback.

In Pilsen, 21st April 2023

Yours faithfully.
Michal Sarpong

Area Sales Director

Page 4 (3)

POWER ISLAND PRE-ENGINEERING DELIVERABLES LIST PROJECT: VAST SOLAR 1 - PORT AUGUSTA (VS1) CLIENT: - DOC. NO.: VS1-20-Y-G-LD-VE-001	DATE: 21-APR-23 REVISION: 0 PREPARED: G. ARNOTT CHECKED: -

Zone	Function Key	Discipline	Document Type	o c	Serial	Document No.	Document Title	Reqd. for Pre-engineering	Reqd. detail for Pre-engineering (indicative only)	Due Date	Responsible Organisation	Comments /Notes

NOTE

The aims of the pre-engineering phase are:

-> to facilitate a firm offer for the Power Island package (including defined cost, scope, performance) and an agreed contract ready to execute once the project is approved.

-> to provide accurate data/drawings to allow the Power Island package to be integrated into the overall plant with a high degree of certainty.

							Package Overall
						VS1….	Project Management Plan					For Skoda package.
						VS1….	Quality Management Plan					For Skoda package.
						VS1….	Performance Testing Procedure
						VS1….	Project Execution Schedule	Y	70%		Skoda	Include engineering, procurement, shipping, construction (for info.) and commissioining (for info.)
						VS1….	Project Execution Organisation Chart	Y	50%		Skoda
						VS1….	Project Deliverables/Drawing List	Y	70%		Skoda	This list as a basis.
						VS1….	Terminal Point/Interface List	Y	70%		Skoda	For piping include size, end type and design conditions.
						VS1….	Inspection and Test Plans (ITPs)					For various work packages.
						VS1….	Operating and Maintenance Manual
						VS1….	Erection/Assembly Manual/Procedures	Y	30%		Skoda	Typical from similar project can be used for pre-engineering.
						VS1….	Spare Parts List	Y	90%		Skoda	Divided with construction spare parts, startup & commissioning, operation.
						VS1….	Design Criteria/Design Basis	Y	100%		Vast	Performance requirements, basic technical requirements.
						VS1….	Standard Specifications for Equipment	Y	100%		Vast	Any project-wide criteria to be applied eg electrical standards.
						VS1….	Subcontractors and Suppliers List	Y	90%		Vast/Skoda	Agreed list for major equipment.
							Process					Pre-engineering - overall equipment, process, performance, function finalised. P&IDs ready for HAZOP.
						VS1….	Heat and Mass Balance Diagrams	Y	90%		Skoda	Including guarantee cases with ambient and reference conditions defined.
						VS1….	Power Block Water Balance Diagram	Y	90%		Vast/Skoda
						VS1….	Steam Turbine P&IDs	Y	70%		Skoda	Main steam systems, lube oil, gland sealing, extraction/bleed steam, turbine bypass.
						VS1….	Generator P&IDs	Y	70%		Skoda	Cooling.
						VS1….	ACC P&IDs	Y	70%		Skoda	ACC, vacuum pumps.
						VS1….	Condensate P&IDs	Y	70%		Skoda	Condensate tank, condensate pumps.
						VS1….	Deaerator P&IDs	Y	70%		Skoda
						VS1….	Feedwater Heaters P&IDs	Y	70%		Skoda
						VS1….	Feedpumps P&IDs	Y	70%		Skoda
						VS1….	Power Block Startup Curves	Y	70%		Skoda
						VS1….	Steam and Makeup Water Quality Requirements Data Sheet	Y	70%		Skoda
						VS1….	Functional Descriptions	Y	70%		Skoda	Core logic to be defined and agreed.
							Foundation and Structural					Pre-engineering - not to exceed loads for accurate main foundation design.
						VS1….	Steam Turbine and Generator Foundation Loads	Y	70%		Skoda
						VS1….	Steam Turbine and Generator Foundation Arrangement	Y	70%		Skoda	Included hold-down arrangement.

1 OF 1

POWER ISLAND PRE-ENGINEERING DELIVERABLES LIST PROJECT: VAST SOLAR 1 - PORT AUGUSTA (VS1) CLIENT: - DOC. NO.: VS1-20-Y-G-LD-VE-001	DATE: 21-APR-23 REVISION: 0 PREPARED: G. ARNOTT CHECKED: -
Zone	Function Key	Discipline	Document Type	o c	Serial	Document No.	Document Title	Reqd. for Pre-engineering	Reqd. detail for Pre-engineering (indicative only)	Due Date	Responsible Organisation	Comments /Notes

NOTE

The aims of the pre-engineering phase are:

-> to facilitate a firm offer for the Power Island package (including defined cost, scope, performance) and an agreed contract ready to execute once the project is approved.

-> to provide accurate data/drawings to allow the Power Island package to be integrated into the overall plant with a high degree of certainty.

						VS1….	ACC and Equipment Foundation Arrangement and Loads	Y	70%		Skoda	Included hold-down arrangement.
						VS1….	Feedwater and Condensate System PAMs Foundation Arrangement and Loads	Y	70%		Skoda	Included hold-down arrangement.
						VS1….	ACC Crossover Duct Support Loads	Y	70%		Skoda
						VS1….	Miscellaneous Equipment Foundation Arrangement and Loads	Y	30%		Skoda	Included hold-down arrangement.
						VS1….	Structural Steel Arrangement Drawings
						VS1….	Structural Steel Marking Plans/Elevations
							General Arrangement (drawings and 3D models)					pre-engineeiing - sufficient detail to allow advancement oi oveiall plant]
						VS1….	Power Island Plant General Arrangement	Y	70%		Skoda	Overall layout of all equipment. Can be in a 3D model.
						VS1….	Steam Turbine and Generator General Arrangement	Y	70%		Skoda	Further details of individual equipment. For pre-engineering phase need location of terminal points.
						VS1….	Feedheater and Deaerator PAMs General Arrangement	Y	30%		Skoda	Further details of individual equipment. For pre-engineering phase need location of terminal points.
						VS1….	Feedwater Pumps General Arrangement	Y	30%		Skoda	Further details of individual equipment. For pre-engineering phase need location of terminal points.
						VS1….	ACC General Arrangement	Y	70%		Skoda	Further details of individual equipment. For pre-engineering phase need location of terminal points.
						VS1….	Condensate Tank General Arrangement	Y	30%		Skoda	Further details of individual equipment. For pre-engineering phase need location of terminal points.
						VS1….	Condensate Pumps General Arrangement	Y	30%		Skoda	Further details of individual equipment. For pre-engineering phase need location of terminal points.
						VS1….	Turbine Area General Arrangement	Y	30%		Skoda	Basic layout showing clearance requirements and recommended arrangement incl. weather enclosure.
						VS1….	ACC Duct General Arrangement	Y	70%		Skoda
						VS1….	Maintenance and Removal Space Requirements Drawing	Y	30%		Skoda
						VS1….	Pits and Floor Drains Location and Details Drawing	Y	30%		Skoda	To allow others to do concrete work and cast-in services. Eg ACC duct drain pot pit.
						VS1….	PAM delivery strategy	Y	80%		Skoda	Based on 3D models completed.
							Electrical					Pre-engineering - allow grid connection study to proceed and finalise single line and equipment ratings.
						VS1….	Electrical Load List	Y	30%		Skoda	Major loads eg ACC, feedpumps included and firm.
						VS1….	Emergency Load List	Y	30%		Skoda
						VS1….	Single Line Diagrams	Y	70%		Skoda	11kV, 415V, 240V, DC power, etc
						VS1….	Generator Data Sheet	Y	70%		Skoda	Performance and technical requirements.
						VS1….	Generator Auxiliary Equipment Data Sheets	Y	30%		Skoda
						VS1….	Cable Schedule	Y	30%		Skoda

2 OF 2

POWER ISLAND PRE-ENGINEERING DELIVERABLES LIST PROJECT: VAST SOLAR 1 - PORT AUGUSTA (VS1) CLIENT: - DOC. NO.: VS1-20-Y-G-LD-VE-001	DATE: 21-APR-23 REVISION: 0 PREPARED: G. ARNOTT CHECKED: -
Zone	Function Key	Discipline	Document Type	o c	Serial	Document No.	Document Title	Reqd. for Pre-engineering	Reqd. detail for Pre-engineering (indicative only)	Due Date	Responsible Organisation	Comments /Notes

NOTE

The aims of the pre-engineering phase are:

-> to facilitate a firm offer for the Power Island package (including defined cost, scope, performance) and an agreed contract ready to execute once the project is approved.

-> to provide accurate data/drawings to allow the Power Island package to be integrated into the overall plant with a high degree of certainty.

						VS1….	Electrical Calculations	Y	70%		Skoda	For sizing of external equipment and carrying out grid connection studies.
						VS1….	Cable Termination Schedule
						VS1….	Protection Settings and Requirements	Y	30%		Skoda	As required for grid connection studies.
						VS1….	Cables and Raceways Routing Drawings	Y	30%		Skoda	For pre-engineering this would be concept for primary cable routes.
						VS1….	Earthing Grid Connection Location Plan	Y	30%		Skoda	Pickup locations for earth connections.
						VS1….	Motor Data Sheets	Y	30%		Skoda
							Instrumentation and Control					Pre-engineering - control architecture and interface protocol finalised.
						VS1….	Control System Architecture Diagram	Y	90%		Skoda	Agreed and finalise control architecture/arrangement in pre-engineering.
						VS1….	Control System Specification	Y	90%		Skoda
						VS1….	Control Logic Diagrams
						VS1….	Control System Sceen Designs
						VS1….	I/O Schedule/List	Y	70%		Skoda
						VS1….	Instrument Schedule/List	Y	70%		Skoda
						VS1….	Instrument Data Sheets
						VS1….	Instrumentation Location Drawings
						VS1….	Instrumentation Hookup Drawings
						VS1….	Instrument Cable Schedule	Y	50%		Skoda
						VS1….	Cabling Termination Diagrams/Schedule
						VS1….	Instrument Loop Diagrams
						VS1….	Alarms and Settings List	Y	30%		Skoda
						VS1….	Instrument Calibration Certificates
						VS1….	Junction/Marshalling Box Schematics and Arrangement Drawings
							Piping and Valves					Pre-engineering - main/large bore pipe routing set.
						VS1….	Steam Turbine, ACC and Equipment Nozzle Allowable Loads	Y	70%		Skoda	For piping design.
						VS1….	Pipe Material/Class Specifications
						VS1….	Pipe Schedule/List	Y	30%		Skoda	Include wall thickness and insulation thickness verification.
						VS1….	Pipe Stress Analysis Report	Y	30%		Skoda	For systems requiring analysis. Main piping runs to be analysed to fix routing in pre-engineering.
						VS1….	Piping and Insulation Technical Specification					Requirements for shop and field fabricated; include insulation. For procurement.
						VS1….	Piping Area General Arrangements					Piping arrangement drawings per area. Use model for pre-engineering phase.
						VS1….	Piping Isometrics					Per system. Use 3D model for pre-engineering phase.
						VS1….	Pipe Support Schedule/List	Y	30%		Skoda	Include loads to structural steel for design by others. Primary supports to be included in pre-engineering phase.

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POWER ISLAND PRE-ENGINEERING DELIVERABLES LIST PROJECT: VAST SOLAR 1 - PORT AUGUSTA (VS1) CLIENT: - DOC. NO.: VS1-20-Y-G-LD-VE-001	DATE: 21-APR-23 REVISION: 0 PREPARED: G. ARNOTT CHECKED: -

Zone	Function Key	Discipline	Document Type	o c	Serial	Document No.	Document Title	Reqd. for Pre-engineering	Reqd. detail for Pre-engineering (indicative only)	Due Date	Responsible Organisation	Comments /Notes

NOTE

The aims of the pre-engineering phase are:

-> to facilitate a firm offer for the Power Island package (including defined cost, scope, performance) and an agreed contract ready to execute once the project is approved.

-> to provide accurate data/drawings to allow the Power Island package to be integrated into the overall plant with a high degree of certainty.

						VS1….	Pipe Support Typical Drawings
						VS1….	Pipe Support Technical Specification
						VS1….	Valve Schedule/List	Y	70%		Skoda
						VS1….	Valve Data Sheets	Y	30%		Skoda	For control, actuated, safety and regulating valves.
						VS1….	Valve Technical Specification					For procurement.
							Mechanical					Pre-engineering - major equipment sizing and required performance agreed.
						VS1….	Equipment List	Y	70%		Skoda
						VS1….	Steam Turbine Data Sheet	Y	70%		Skoda	Performance and technical requirements.
						VS1….	ACC Data Sheet	Y	70%		Skoda	Including performance curves for various ambient temperatures.
						VS1….	Condensate Pumps Data Sheet	Y	50%		Skoda	Performance and technical requirements.
						VS1….	Feedwater Heaters Data Sheet	Y	50%		Skoda	Performance and technical requirements.
						VS1….	Deaerator Data Sheet	Y	50%		Skoda	Performance and technical requirements.
						VS1….	Feedwater Pumps Data Sheet	Y	50%		Skoda	Performance and technical requirements.
						VS1….	Cooling Heat Load List	Y	70%		Skoda	To allow sizing of cooling equipment.
						VS1….	Compressed Air Consumers List	Y	30%		Skoda	For sizing of air compressors. Estimate peak vs average consumption.
						VS1….	Building Heat Load List/Calculation					For vendor detail design of HVAC.

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Pre-Works Agreement Annex 3 – Payment Schedule Port Augusta N051932

Annex 3 - Payment Schedule

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Pre-Works Agreement Annex 3 – Payment Schedule Port Augusta N051932

Terms of Payment

100 000 Eur	as advance payment to be paid to Supplier by latest 30 days from the date of signature of the Pre-Works Agreement against the original invoice for advance payment,
150 000 Eur	as payment to be paid to Supplier upon the submission of respective documents as defined in Annex 2 - Specification of the Works (pre-engineering Works),
100 000 Eur	as payment to be paid to Supplier upon submission of 3D model and PAM concept study.

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